UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party of other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential for Use of the Commission Only (as permitted by Rule 14s-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
South Plains Financial, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 9, 2025
Dear Fellow Shareholder:
On behalf of the board of directors of South Plains Financial, Inc. (the “Company”), I invite you to attend the 2025 annual meeting of shareholders (the “annual meeting”) to be held solely by means of remote communication on Tuesday, May 20, 2025, at 2:00 p.m., Central Time.
The purposes of the annual meeting are set forth in the accompanying Notice of 2025 Annual Meeting of Shareholders and Proxy Statement.
In accordance with Texas law and the Second Amended and Restated Bylaws of the Company, the Company’s board of directors has decided that the annual meeting will be held solely by means of remote communication. You will not be able to attend the annual meeting in-person.
Shareholders may attend and participate in the annual meeting by means of remote communication by logging onto the virtual meeting platform at www.virtualshareholdermeeting.com/SPFI2025 with your sixteen-digit control number provided on your proxy card or, if your shares of common stock of the Company are held in “street name,” on your broker’s or intermediary’s voting instruction card. Individuals without a control number may attend the annual meeting as a guest using the link to the virtual meeting platform, but will not have the option to vote. Those planning to participate in the annual meeting should connect to the virtual meeting platform at least 15 minutes prior to the start of the annual meeting.
Whether or not you plan to attend the annual meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend the annual meeting and vote by means of remote communication by logging onto the virtual meeting platform, as discussed above.
We appreciate your continued support of our Company and look forward to seeing you at the annual meeting.

Sincerely,
Curtis C. Griffith
Curtis C. Griffith
Chairman and Chief Executive Officer

5219 City Bank Parkway
Lubbock, Texas 79407
(800) 687-2265
April 9, 2025
NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
To the shareholders of South Plains Financial, Inc.:
The 2025 Annual Meeting of Shareholders (the “annual meeting”) of South Plains Financial, Inc. (the “Company”) will be held solely by means of remote communication on Tuesday, May 20, 2025, at 2:00 p.m., Central Time, for the following purposes:
1.
To elect two (2) Class III directors to serve on the Company’s board of directors until the Company’s 2028 annual meeting of shareholders or each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal from office;

2.	To ratify the appointment of Forvis Mazars, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025;
3.	To approve the Company’s compensation for named executive officers - advisory (non-binding) vote;
4.	To approve the frequency of advisory votes on the Company’s compensation for named executive officers - advisory (non-binding) vote; and
5.	To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.
In accordance with Texas law and the Second Amended and Restated Bylaws of the Company, the Company’s board of directors has decided that the annual meeting will be held solely by means of remote communication. You will not be able to attend the annual meeting in-person.
Shareholders may attend and participate in the annual meeting by means of remote communication by logging onto the virtual meeting platform at www.virtualshareholdermeeting.com/SPFI2025 with your sixteen-digit control number provided on your proxy card or, if your shares of common stock of the Company are held in “street name,” on your broker’s or intermediary’s voting instruction card. Individuals without a control number may attend the annual meeting as a guest using the link to the virtual meeting platform, but will not have the option to vote. Those planning to participate in the annual meeting should connect to the virtual meeting platform at least 15 minutes prior to the start of the annual meeting.
Only shareholders of record at the close of business on March 24, 2025, the record date, will be entitled to receive notice of and to vote at the annual meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of ten (10) days prior to the annual meeting.

By Order of the Board of Directors,
Curtis C. Griffith
Curtis C. Griffith
Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders To Be Held on May 20, 2025: electronic copies of the Notice of 2025 Annual Meeting of Shareholders, the proxy statement, our 2024 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2024 are available at www.proxyvote.com and on the SEC Filings page of the Company’s Investor Relations website at https://www.spfi.bank/financials-filings/sec-filings.
Your Vote is Important
A proxy card is included with this proxy statement. Whether or not you plan to attend the annual meeting by means of remote communication, please vote by completing, signing and dating the proxy card and promptly mailing it or via the Internet pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. See “About the Annual Meeting” for more information on how to vote your shares or revoke your proxy.

5219 City Bank Parkway
Lubbock, Texas 79407
(800) 687-2265
PROXY STATEMENT FOR
2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2025
Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” the “Company” or “South Plains” refer to South Plains Financial, Inc., a Texas corporation, and its consolidated subsidiaries; references to “the Bank” or “our Bank” refer to City Bank, a wholly-owned subsidiary of the Company. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of outstanding shares of our common stock, par value $1.00 per share (the “common stock”).
This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of the Company (the “board of directors” or the “board”) for use at the 2025 annual meeting of shareholders of the Company to be held solely by means of remote communication on Tuesday, May 20, 2025 at 2:00 p.m., Central Time, and any adjournment(s) or postponement(s) thereof (the “annual meeting”) for the purposes set forth in this proxy statement and the accompanying notice of the annual meeting. This proxy statement, the notice of the annual meeting, the 2024 annual report to shareholders, the annual report on Form 10-K for the year ended December 31, 2024, and the enclosed proxy card (collectively, the “proxy materials”) are first being sent to shareholders on or about April 9, 2025. You should read the entire proxy statement carefully before voting.
Important Notice Regarding Internet Availability of Proxy Materials for the 2025 Annual Meeting
Pursuant to the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet on the SEC Filings page of the Company’s Investor Relations website, available at https://www.spfi.bank/financials-filings/sec-filings. Additionally, you may access the Company’s proxy materials at www.proxyvote.com. Shareholders are encouraged to access and review the proxy materials before voting. The website www.proxyvote.com will also have directions to attend the annual meeting and vote by means of remote communication.
SPECIAL NOTE REGARDING ATTENDANCE AND PARTICIPATION
BY MEANS OF REMOTE COMMUNICATION
We are holding the annual meeting solely by means of remote communication, in accordance with Texas law and the Second Amended and Restated Bylaws of the Company (the “bylaws”). Instructions for attending and participating in the annual meeting by means of remote communication are provided below.
Shareholders may only attend and participate in the annual meeting by means of remote communication. Shareholders will not be able to attend the annual meeting physically.
Attendance and Participation
Shareholders of record as of the close of business on March 24, 2025, the record date for the annual meeting, may attend and participate in the annual meeting by means of remote communication by logging onto the virtual meeting platform at www.virtualshareholdermeeting.com/SPFI2025 with your sixteen-digit control number provided on your proxy card or, if your shares of common stock of the Company are held in “street name,” on your broker’s or intermediary’s voting instruction card. Individuals without a control number may attend the annual meeting as a guest using the link to the virtual meeting platform, but will not have the option to vote. Those planning to attend and participate in the annual meeting by means of remote communication should connect to the virtual meeting platform at least 15 minutes prior to the start of the annual meeting.

Voting
Shareholders will have the opportunity to vote their shares during the annual meeting if attending and participating by means of remote communication. Whether or not you plan to attend the annual meeting, the Company encourages eligible shareholders to vote on the proposals prior to the annual meeting using the instructions provided in this proxy statement. The proxy card included with this proxy statement should continue to be used to vote shares in connection with the annual meeting.
Questions
You will be permitted to submit written questions at the annual meeting just as if you were attending a physical meeting. You may submit written questions during the annual meeting by logging onto the virtual meeting platform at www.virtualshareholdermeeting.com/SPFI2025 with your sixteen-digit control number provided on your proxy card and typing your question in the “Ask a Question” box. You must log into the virtual meeting platform with your sixteen-digit control number in order to attend and participate and ask questions during the annual meeting. Each shareholder will be limited to no more than one question. We will try to answer all questions pertinent to the business of the annual meeting, subject to time constraints. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition. Also, we reserve the right to edit inappropriate language and to exclude questions that are personal matters, not pertinent to annual meeting matters, do not comply with the annual meeting rules of conduct or otherwise are inappropriate.
Additional information regarding the rules of conduct and other materials for the annual meeting will be made available on the virtual meeting platform at www.virtualshareholdermeeting.com/SPFI2025 during the annual meeting. Please read the remainder of this proxy statement for additional information about the annual meeting.
Shareholder List
The list of our shareholders entitled to vote at the annual meeting will be available for inspection by our shareholders at the principal office of the Company during ordinary business hours for a period of ten (10) days prior to the annual meeting.
Technical Difficulties
Technical support for accessing the annual meeting through the virtual meeting platform will be available at www.virtualshareholdermeeting.com/SPFI2025 beginning at 1:45 p.m., Central Time, on Tuesday, May 20, 2025 through the conclusion of the annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

ABOUT THE ANNUAL MEETING
When and where will the annual meeting be held?
The annual meeting is scheduled to take place at 2:00 p.m., Central Time, on May 20, 2025. We are holding the annual meeting solely by means of remote communication, in accordance with Texas law and the Company’s bylaws. You will not be able to attend the annual meeting in-person.
How can I attend and participate in the virtual annual meeting?
To attend and participate in the annual meeting, go to www.virtualshareholdermeeting.com/SPFI2025 on the day of the annual meeting and enter your unique sixteen-digit control number which is printed on the proxy card you received with your copy of this proxy statement or, if you are the beneficial owner of shares held in “street name,” on the voting instruction form you received from your bank, broker or other nominee that is the record holder of your shares. The sixteen-digit control number appears on the portion of your proxy card or voting instruction form that you retain.
The annual meeting will begin at 2:00 p.m., Central Time, on May 20, 2025. However, you may begin to log in to the virtual meeting platform at 1:45 p.m., Central Time, and we encourage you to do so. The virtual meeting platform will be supported across most Internet browsers and devices (including desktop and laptop computers, tablets and smart phones) running updated versions of applicable software and plugins.
What can I do if I no longer have my control number to access the virtual meeting platform?
If you are a record holder of shares and wish to attend and participate in the annual meeting but you no longer have your sixteen-digit control number provided on your proxy card, you may obtain your control number by accessing shareholder@broadridge.com or by calling Broadridge Corporate Issuer Solutions at 1-877-830-4936 for assistance. If you are a beneficial holder of shares held in street name and no longer have the control number printed on your voting instruction form, you should call your broker or other nominee.
Will there be help available if I have trouble logging in to the virtual meeting platform?
Yes. Technical support for accessing the annual meeting through the virtual meeting platform will be available at www.virtualshareholdermeeting.com/SPFI2025 beginning at 1:45 p.m., Central Time, on Tuesday, May 20, 2025 through the conclusion of the annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
Will I be able to ask questions during the virtual annual meeting?
Yes. You may submit a written question during the annual meeting by logging onto the virtual meeting platform at www.virtualshareholdermeeting.com/SPFI2025 with your sixteen-digit control number provided on your proxy card and typing your question in the “Ask a Question” box. You must log into the virtual meeting platform with you sixteen-digit control number in order to ask questions during the annual meeting. Each shareholder will be limited to no more than one question. We will try to answer all questions pertinent to the business of the annual meeting, subject to time constraints. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition. Also, we reserve the right to edit inappropriate language and to exclude questions that are personal matters, not pertinent to annual meeting matters, do not comply with the annual meeting rules of conduct or otherwise are inappropriate.
What is the purpose of the annual meeting?
At the 2025 annual meeting of shareholders, shareholders will act upon the matters outlined in the notice, including the following:
1.
To elect two (2) Class III directors to serve on the Company’s board of directors until the Company’s 2028 annual meeting of shareholders or until their respective successor or successors are duly elected and qualified or until their earlier death, resignation or removal from office;

2.	To ratify the appointment of Forvis Mazars, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025;
3.	To conduct an advisory (non-binding) vote to approve the Company’s compensation for named executive officers (the “Say on Pay Proposal”);
4.	To conduct an advisory (non-binding) vote to approve the frequency of advisory votes on the Company’s compensation for named executive officers (the “Say on Frequency Proposal”); and
5.	To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.
Who are the nominees for directors?
The following two (2) persons have been nominated for election as Class III directors of the Company to serve until the Company’s 2028 annual meeting of shareholders or until their respective successor or successors are duly elected and qualified or until their earlier death, resignation or removal from office:
•	Curtis C. Griffith
•	Kyle R. Wargo
Who is entitled to vote at the annual meeting?
The holders of record of the Company’s outstanding common stock as of the close of business on March 24, 2025, which is the date that the board has fixed as the record date for the annual meeting (the “record date”), are entitled to vote at the annual meeting. Each holder of record of the Company’s outstanding common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting. The Company had 16,235,647 shares of outstanding common stock on the record date.
A list of our shareholders entitled to vote at the annual meeting will be available for inspection by our shareholders at the principal office of the Company during ordinary business hours for a period of ten (10) days prior to the annual meeting.
How do I vote?
You may vote your shares of common stock either by means of remote communication or by proxy. The process for voting your shares depends on how your shares are held as described below. If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend the annual meeting and vote by means of remote communication. If you are a record holder and want to vote your shares by proxy, you may vote using any of the following methods:
•
indicate on the proxy card applicable to your common stock how you want to vote and sign, date and mail your proxy card in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the annual meeting;

•	go to the website www.proxyvote.com and follow the instructions for Internet voting on that website; or
•	vote over the telephone by following the instructions in the proxy card.
The Company must receive your vote no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting. Please note that Internet and telephone voting will close at 11:59 p.m., Eastern Time, on May 19, 2025.
Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares by means of remote communication. By following the voting instructions in the materials you receive, you will direct the designated persons (known as “proxies”) to vote your common stock at the annual meeting in accordance with your instructions. The board has appointed Curtis C. Griffith and Cory T. Newsom to serve as the proxies for the annual meeting. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card. Please note, no proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.
If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your broker’s or intermediary’s voting instruction card.

To vote the shares that you hold in “street name” by means of remote communication at the annual meeting, you must provide to the Company in advance of the annual meeting a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee, and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the annual meeting. If you fail to provide the Company a nominee-issued proxy prior to the annual meeting, you will not be able to vote your nominee-held shares by means of remote communication at the annual meeting.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name with Broadridge Corporate Issuer Solutions, the Company’s stock transfer agent, you are considered the “shareholder of record” with respect to those shares.
If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement and the proxy card or voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.
What constitutes a quorum for the annual meeting?
A quorum will be present at a meeting of shareholders if the holders of shares having a majority of the voting power represented by all of the issued and outstanding shares entitled to vote at the meeting are present by means of remote communication or represented by proxy at the annual meeting. Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. The Company’s Amended and Restated Certificate of Formation, or certificate of formation, prohibits cumulative voting. Attendance and participation by shareholders via remote communication constitutes presence for the determination of a quorum for the annual meeting. Broker non-votes and abstentions will be counted for purposes of determining the presence or absence of a quorum.
What is a broker non-vote?
A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Forvis Mazars, LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to: (1) the election of directors to the board (Proposal 1), the Say on Pay Proposal (Proposal 3), and the Say on Frequency Proposal (Proposal 4).
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.
What are the board’s recommendations on how I should vote my shares?
The board recommends that you vote your shares as follows:
Proposal 1 —
FOR the election of the two (2) nominees for Class III directors to serve on the Company’s board of directors until the Company’s 2028 annual meeting of shareholders or until their respective successor or successors are duly elected and qualified or until their earlier death, resignation or removal from office;

Proposal 2 —	FOR the ratification of the appointment of Forvis Mazars, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025;
Proposal 3 —	FOR the Say on Pay Proposal;
Proposal 4 —	1 YEAR on the Say on Frequency Proposal.
How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?
If you are a record holder of common stock as of the record date and return a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:
Proposal 1 —
FOR the election of the two (2) nominees for Class III directors to serve on the Company’s board of directors until the Company’s 2028 annual meeting of shareholders or until their respective successor or successors are duly elected and qualified or until their earlier death, resignation or removal from office;

Proposal 2 —	FOR the ratification of the appointment of Forvis Mazars, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025;
Proposal 3 —	FOR the Say on Pay Proposal;
Proposal 4 —	1 YEAR on the Say on Frequency Proposal.
If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that such nominee will have discretion to vote on the ratification of the appointment of Forvis Mazars, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025 (Proposal 2).
What are my choices when voting?
With respect to the election of the two (2) nominees for Class III directors (Proposal 1), you may vote for, against or abstain from any one or all of the director nominees. With respect to the proposal to ratify the appointment of Forvis Mazars, LLP (Proposal 2), you may vote for the proposal, against the proposal or abstain from voting on the proposal. With respect to the Say on Pay Proposal (Proposal 3), you may vote for the proposal, against the proposal or abstain from voting on the proposal. With respect to the Say on Frequency Proposal (Proposal 4), you may vote 1 year, 2 years, 3 years or abstain from voting on the proposal.
May I change my vote after I have submitted my proxy card?
Yes, if you are a record holder of common stock as of the record date, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the annual meeting by:
•
delivering to the Company prior to the annual meeting a written notice of revocation addressed to: South Plains Financial, Inc., 5219 City Bank Parkway, Lubbock, Texas 79407, Attn: Corporate Secretary;

•
completing, signing and returning a new proxy card with a later date than your original proxy card, prior to such time that the proxy card for any such holder of common stock must be received, and any earlier proxy will be revoked automatically;

•	logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically and following the instructions indicated on the proxy card; or
•
attending the annual meeting and voting by means of remote communication, and any earlier proxy will be revoked. However, attending the annual meeting without voting by means of remote communication will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?
Assuming the presence of a quorum, the election of the two (2) nominees for Class III directors to serve on the Company’s board of directors until the Company’s 2028 annual meeting of shareholders or until their respective successor or successors are duly elected and qualified or until their earlier death, resignation or removal from office (Proposal 1) will require the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors and represented by means of remote communication or by proxy at the annual meeting.
Assuming the presence of a quorum, the ratification of the appointment of Forvis Mazars, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025 (Proposal 2) will require the affirmative vote of the majority of the shares entitled to vote and represented by means of remote communication or by proxy at the annual meeting.
Assuming the presence of a quorum, the approval of the Say on Pay Proposal (Proposal 3) will require the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors and represented by means of remote communication or by proxy at the annual meeting.
Assuming the presence of a quorum, the approval of the Say on Frequency Proposal (Proposal 4) will require the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors and represented by means of remote communication or by proxy at the annual meeting.
How are broker non-votes and abstentions treated?
Broker non-votes, as long as there is one routine matter to be voted on at the meeting, such as the ratification of appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2), and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees (Proposal 1), while abstentions with respect to one or more nominees for director will have the same effect as a vote against such nominee or nominees. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2). Abstentions with respect to ratification of the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2) will have the effect of a vote against the proposal to ratify. Abstentions with respect to the Say on Pay Proposal (Proposal 3) and the Say on Frequency Proposal (Proposal 4) will have the same effect as a vote against the proposal. The approval of the Say on Pay Proposal (Proposal 3) and the approval of the Say on Frequency Proposal (Proposal 4) are considered non-routine matters and, as such, broker non-votes will not be deemed votes cast on this matter, will not count as votes for or against these proposals and will not be included in calculating the number of votes necessary for approval of these proposals.
What are the solicitation expenses and who pays the cost of this proxy solicitation?
The board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.
Are there any other matters to be acted upon at the annual meeting?
Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice of the annual meeting, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?
The Company will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four (4) business days following the date of the annual meeting, or any adjournment(s) or postponement(s) thereof.
How can I communicate with the board?
To communicate with the board, shareholders should submit their comments by sending written correspondence via mail or courier to South Plains Financial, Inc., 5219 City Bank Parkway, Lubbock, Texas 79407, Attn: Corporate Secretary; or via email at investors@city.bank. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the board if not specified.

PROPOSAL 1. ELECTION OF DIRECTORS
Number of Directors; Term of Office
Our board currently consists of six (6) directors. Pursuant to our certificate of formation, our board is divided into three (3) classes, which results in a “staggered” board. Directors stand for election for a term expiring at the third annual meeting of shareholders following the annual meeting of shareholders at which such director was elected, or until each person’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal from office. The term of the current Class III directors of the Company will expire at this year’s annual meeting.
If elected, the below-listed Class III nominees will serve for a term commencing on the date of the annual meeting and continuing until the 2028 annual meeting of shareholders of the Company or until each person’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal from office. Each of the nominees listed below is currently serving as a Class III director of the Company.
Nominees for Election as Class III Directors
The following table sets forth the name, age as of December 31, 2024, and positions with the Company for each nominee for election as a Class III director of the Company:

Name of Nominee	Age	Position	Director Since
Curtis C. Griffith	72	Director	1993
Kyle R. Wargo	64	Director	2016

Curtis C. Griffith – Chairman and Chief Executive Officer. Mr. Griffith has been with the Company since its inception and has worked with the Bank and its predecessor institutions since 1972. Mr. Griffith became our Chairman and Chief Executive Officer in 1993. In 1972, he was elected to the board of directors of First State Bank of Morton, Texas, a predecessor institution to the Bank, and continues to serve on the board of directors of the Bank. Mr. Griffith has also served as Chairman of the Bank since 1993. Mr. Griffith owns and operates several agriculture-related businesses. In addition, he is a member of the State Bar of Texas, National Cotton Council, Plains Cotton Growers, Texas Cotton Ginners Association and the Texas Independent Ginners Association. He has served on the board of directors of IBAT and continues to serve on the Legislative and PAC committees for IBAT. He has served on the boards of several civic and charitable organizations, including Lubbock Economic Development Alliance, University Medical Center, Texas Tech University Foundation, Lubbock Symphony Orchestra, and the Texas Tech Cotton Economics Advisory Committee. He currently serves as a director and officer of the Agriculture Heritage Museum, and as a director of the Texas Tech Research Park, Inc. Mr. Griffith earned degrees in agricultural economics and law from Texas Tech University in 1973 and 1977, respectively. Mr. Griffith’s extensive banking experience, reputable position in the community and invaluable leadership qualify him to serve on our board of directors.
Kyle R. Wargo. Dr. Wargo has served on the board of directors of the Company since 2016 and on the board of directors of the Bank since 2013. He also served as an advisory director to the Bank from 2002 until 2013. Dr. Wargo has served as Executive Director of Region 17 Education Service Center since 1996 and has previously been a member of the Texas Tech University graduate faculty. Prior to these roles, he served as Superintendent of Levelland Independent School District from 1993 to 1996. He also served as Assistant to Superintendent at La Marque Independent School District from 1989 to 1993. Dr. Wargo is a member of the Texas Association of School Administrators and the American Association of School Administrators. Since 1996, he has served as a member of the board of directors of the Science Spectrum Museum in Lubbock, while serving as treasurer from 2008 until 2024. He also served as a member of the board of directors of Workforce Solutions South Plains. He earned Bachelor of Science degree from Baylor University in 1982, a Masters of Education from the University of Houston-Clear Lake in 1984, and a Doctorate in Education from the University of Houston in 1995. Dr. Wargo’s experience in administration and leadership, as well as his understanding of state and local government, qualify him to serve on our board of directors.

Election Procedures
Assuming the presence of a quorum at the annual meeting, the election of directors will require the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors and represented by means of remote communication or by proxy. This means that the two (2) Class III director nominees who receive a majority of affirmative votes for their election at this year’s annual meeting will be elected.
Shares represented by proxy will be voted in accordance with instructions. In the absence of instructions to the contrary, completed proxy cards that do not specify how shares should be voted with respect to the election of directors will be voted FOR the election of each Class III nominee listed above.
If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Company’s board of directors. Alternatively, in lieu of designating a substitute, the Company’s board of directors may reduce the number of directors of the Company. The board has no reason to believe that any of the Class III nominees listed above will be unavailable to serve as a director. All of the Class III nominees listed above have consented to being named herein and to serve if elected.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF
THE TWO (2) CLASS III NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pursuant to the recommendation of the audit committee of the board of directors (the “Audit Committee”), the board has appointed Forvis Mazars, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025. The board is seeking shareholder ratification of the appointment of Forvis Mazars, LLP for the 2025 fiscal year. Shareholder ratification of the selection of Forvis Mazars, LLP as our independent registered public accounting firm for the 2025 fiscal year is not required by our governing documents, state law or otherwise. However, the board is submitting the selection of Forvis Mazars, LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee may consider this information when determining whether to retain Forvis Mazars, LLP for future services. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it is determined that such a change would be in the best interests of the Company.
At the annual meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of Forvis Mazars, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the majority of the shares entitled to vote and represented by means of remote communication or by proxy. Shares represented by proxy will be voted in accordance with instructions. In the absence of instructions to the contrary, completed proxy cards that do not specify how shares should be voted with respect to the ratification of the appointment of Forvis Mazars, LLP will be voted FOR the ratification.
Representatives of Forvis Mazars, LLP are expected to be in attendance at the annual meeting, will be afforded the opportunity to make a statement, and will be available to respond to appropriate questions.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF
FORVIS MAZARS, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

PROPOSAL 3. APPROVAL OF THE COMPANY’S COMPENSATION FOR NAMED EXECUTIVE OFFICERS – ADVISORY (NON-BINDING) VOTE
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers at the annual meeting. This vote will not be binding on or overrule any decisions by the board, and will not create or imply any additional fiduciary duty on the part of the board. However, the compensation committee of the board of directors (the “Compensation Committee”) will take into account the outcome of the vote when considering future named executive officer compensation arrangements.
As described in greater detail in our Compensation Discussion and Analysis below, we believe that our executive officer compensation program is structured in a manner that most effectively supports the Company and our business objectives. Our executive officer compensation program is designed to reward long-term and strategic performance, and is substantially tied to our key business objectives and the success of our shareholders. We monitor the various short-term and long-term aspects of our executive officer compensation program, including base salary, annual cash bonus and equity incentives, in comparison to similar programs and practices at comparable companies, so that we may ensure that our executive officer compensation program is within the competitive range of market practices.
The board invites our shareholders to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation below, and cast a vote to approve the Company’s compensation programs for named executive officers through the following resolution:
“RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPANY’S
COMPENSATION FOR NAMED EXECUTIVE OFFICERS – ADVISORY (NON-BINDING) VOTE

PROPOSAL 4. APPROVAL OF TOHE FREQUENCY OF ADVISORY VOTES ON THE COMPANY’S
COMPENSATION FOR NAMED EXECUTIVE OFFICERS – ADVISORY (NON-BINDING) VOTE
Under the Dodd-Frank Act and the SEC’s rules promulgated under the Exchange Act, the Company is required to conduct a separate advisory (non-binding) shareholder vote at least every six (6) years to determine the frequency of the vote on the Company’s compensation for named executive officers. Shareholders have the ability to cast an advisory vote on the following intervals at which the Company will include a proposal similar to Proposal 3 above: every one (1), two (2) or three (3) years.
The board is providing the shareholders with the opportunity to cast an advisory (non-binding) vote on the frequency of the Company’s compensation for named executive officers at the 2025 annual meeting. This vote will not be binding on or overrule any decisions by the board and will not create or imply any additional fiduciary duty on the part of the board. However, our board will take into account the outcome of the vote when considering the frequency of the Company’s compensation for named executive officers vote in future years.
We believe that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommend that shareholders vote in the future for the Company’s compensation for named executive officers every year. The board believes that holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on its annual compensation program and disclosures.
Although we recognize the potential benefits of having less frequent advisory votes on executive compensation (including allowing the Company additional time to conduct a more detailed review of its pay practices in response to the outcome of shareholder advisory votes), we recognize that the widely adopted standard, both among peer companies as well as outside our industry, is to hold the Company’s compensation for named executive officers votes annually. We also acknowledge current shareholder expectations regarding having the opportunity to express their views on the Company’s compensation of its executive officers on an annual basis. In light of investor expectations and prevailing market practice, the board of directors recommends that the advisory vote on executive compensation occur every year.
THE BOARD RECOMMENDS A VOTE OF “1 YEAR” ON THE PROPOSAL TO APPROVE THE
FREQUENCY OF THE COMPANY’S COMPENSATION FOR NAMED EXECUTIVE OFFICERS –
ADVISORY (NON-BINDING) VOTE

CORPORATE GOVERNANCE
Board Meetings
Our board met sixteen (16) times during the 2024 fiscal year (including regularly scheduled and special meetings). During the 2024 fiscal year, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the board (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the board on which he or she served (during the period that he or she served).
Director Attendance at Annual Meeting
While the Company does not have a formal policy requiring the directors’ attendance, the board encourages all directors to attend the annual meeting of shareholders. All of our directors attended the 2024 annual meeting of shareholders.
Shareholder Communications
Shareholders who wish to communicate directly with the board may do so by writing to South Plains Financial, Inc. Board of Directors, Corporate Secretary, South Plains Financial, Inc., 5219 City Bank Parkway, Lubbock, Texas 79407. Shareholders may also communicate directly with individual directors by addressing their correspondence accordingly.
Board Composition
The size of our board is currently set at six (6) members and the board is divided into three (3) classes. In accordance with the Company’s bylaws, the size of the board is fixed as determined from time to time by resolution of the board. The members of each class are elected for a term of office to expire at the third annual meeting of shareholders following the annual meeting of shareholders at which such director was elected. Any director vacancies may be filled only by the board, even if the remaining directors constitute less than a quorum of the full board; provided, however, that the board may not fill more than two (2) such vacancies resulting from an increase in the number of directors, and, further, that any vacancy in the board resulting from the removal of a director by the shareholders shall be filled only by the shareholders entitled to vote at an annual meeting or a special meeting called for that purpose. In accordance with the Company’s bylaws, a director appointed to fill a vacancy will be appointed to serve until such director’s successor shall have been duly elected and qualified.
As of the date of this proxy statement, our board has six (6) members, divided into three (3) classes, Class I, Class II and Class III as follows:
•	The Class I directors are Richard D. Campbell and LaDana R. Washburn, and their term will expire at the annual meeting of shareholders to be held in 2026;
•	The Class II directors are Cory T. Newsom and Noe G. Valles, and their term will expire at the annual meeting of shareholders to be held in 2027; and
•	The Class III directors are Curtis C. Griffith and Kyle R. Wargo, and their term will expire at the annual meeting of shareholders to be held in 2025.
As discussed in greater detail below, the board has affirmatively determined that each of Richard D. Campbell, Noe G. Valles, Kyle R. Wargo, and LaDana R. Washburn is an independent director, as defined under the applicable rules. The board determined that each of Curtis C. Griffith and Cory T. Newsom do not qualify as an independent director because each is an executive officer of the Company.

The table below provides information about the directors. The board is divided into three (3) classes, the terms of which expire at our annual shareholders’ meetings in 2025, 2026, and 2027. Ages are as of December 31, 2024.

Name	Age	Position with the Company	Position with the Bank	Company Director Since	Company Director Until /Class
Curtis C. Griffith	72	Chairman of the Board; Chief Executive Officer	Chairman of the Board	1993	2025 / III
Cory T. Newsom	57	Director; President	Director; President; Chief Executive Officer	2008	2027 / II
Richard D. Campbell	67	Director	Director	2011	2026 / I
Noe G. Valles	58	Director	Director	2019	2027 / II
Kyle R. Wargo	64	Director	Director	2016	2025 / III
LaDana R. Washburn	56	Director	Director	2023	2026 / I

The following is a brief discussion of the business and banking background and experience of our directors.
Employee Directors
Curtis C. Griffith – Chairman and Chief Executive Officer. Mr. Griffith has been with the Company since its inception and has worked with the Bank and its predecessor institutions since 1972. Mr. Griffith became our Chairman and Chief Executive Officer in 1993. In 1972, he was elected to the board of directors of First State Bank of Morton, Texas, a predecessor institution to the Bank, and continues to serve on the board of directors of the Bank. Mr. Griffith has also served as Chairman of the Bank since 1993. Mr. Griffith owns and operates several agriculture-related businesses. In addition, he is a member of the State Bar of Texas, National Cotton Council, Plains Cotton Growers, Texas Cotton Ginners Association and the Texas Independent Ginners Association. He has served on the board of directors of IBAT and continues to serve on the Legislative and PAC committees for IBAT. He has served on the boards of several civic and charitable organizations, including Lubbock Economic Development Alliance, University Medical Center, Texas Tech University Foundation, Lubbock Symphony Orchestra, and the Texas Tech Cotton Economics Advisory Committee. He currently serves as a director and officer of the Agriculture Heritage Museum, and as a director of the Texas Tech Research Park, Inc. Mr. Griffith earned degrees in agricultural economics and law from Texas Tech University in 1973 and 1977, respectively. Mr. Griffith’s extensive banking experience, reputable position in the community and invaluable leadership qualify him to serve on our board of directors.
Cory T. Newsom – Director and President. Mr. Newsom was named President of the Company in 2019 and has served on the board of directors of the Company since 2008. From 2004 to 2019, he served in various roles at the Company, including Chief Operating Officer, Senior Vice President, and Executive Vice President. Mr. Newsom also served as Chief Operating Officer of the Bank from 1993 to 2007 before being named as President and Chief Executive Officer of the Bank in 2008, positions he continues to hold. He has also served on the board of directors of the Bank since 2002. Mr. Newsom began his career in banking in 1984 with the Bank and its predecessors by progressing through the retail and operations areas. He currently serves on the board of directors of IBAT, Lubbock Children’s Home Foundation, Texas Boys Ranch Foundation, and the University Medical Center Foundation and has previously served on the Board of Managers of University Medical Center in Lubbock. Mr. Newsom earned a Bachelor of Business degree in management from Texas Tech University in 1989 and holds licenses as a managing general agent and general lines agent with the Texas Department of Insurance. His many years of banking experience, and his long-standing business and banking relationships in our markets, qualify him to serve on our board.
Non-Employee Directors
Richard “Danny” Campbell. Mr. Campbell serves as the Lead Independent Director on the board of directors of the Company and has served on the board of directors of each of the Company and the Bank since 2011. He currently serves as Co-Manager of Henry Resources LLC, President and Chief Executive Officer of Henry TAW LP and as a member of the board of directors and head of the investment team of The Henry Companies Control Trust, part of the Henry family office. He is the former President of Henry Resources LLC, an oil and gas company, Vice President and Chief Investment Officer to the Henry family and Vice President of Business Development for Henry Resources. Mr. Campbell joined Henry Resources in May 2007 after 26 years of oil and gas and banking experience. He served as Executive Vice President and as a member of the board of directors of Community National Bank in

Midland, Texas, from 2002 until 2007. He brings energy lending oversight and energy advisor experience to the Company from his role as Executive Vice President at Chase Bank in the Permian Basin from 1998 to 2000. In addition to many community service organizations, he has served as a trustee of Wayland Baptist University and on the board of directors for each of the Permian Basin Petroleum Association, Midland Petroleum Club and the Mabee Foundation. He obtained a degree in petroleum engineering from Louisiana State University in 1980. Mr. Campbell’s extensive experience in the energy lending and banking industries qualify him to serve on our board. Henry TAW’s investment in 2011 provided for the appointment of one board member. Richard Campbell was chosen as the appointed board member. All of the shares of the Company owned by Henry TAW LP and James C. Henry are subject to a voting agreement and irrevocable proxy pursuant to which Mr. Campbell exercises voting authority.
Noe G. Valles. Mr. Valles joined the board of directors of the Company in 2019 and has served on the board of directors of the Bank since 2015. He is an attorney and has acted as the pre-litigation managing partner of Glasheen, Valles and Inderman, LLP since 2004. Mr. Valles is experienced in handling cases involving all types of injuries and has provided personal injury services in English and Spanish for 25 years. He is licensed to practice law in Texas and New Mexico state courts as well as the U.S. District Court for the Northern and Eastern Districts of Texas. Mr. Valles served on the Board of Managers of University Medical Center in Lubbock for 11 years. In 2018, he was awarded the Community Leader of the Year by the Lubbock League of Latin American Citizens. Mr. Valles earned a Bachelor of Arts degree from Wayland Baptist University in 1988 and was awarded the Distinguished Alumni Award from the University in 2018. He also earned a law degree from Texas Tech University in 1993. Mr. Valles is qualified to serve on our board because of his vast legal expertise and his intimate knowledge of the Texas and New Mexico communities that we serve.
Kyle R. Wargo. Dr. Wargo has served on the board of directors of the Company since 2016 and on the board of directors of the Bank since 2013. He also served as an advisory director to the Bank from 2002 until 2013. Dr. Wargo has served as Executive Director of Region 17 Education Service Center since 1996 and has previously been a member of the Texas Tech University graduate faculty. Prior to these roles, he served as Superintendent of Levelland Independent School District from 1993 to 1996. He also served as Assistant to Superintendent at La Marque Independent School District from 1989 to 1993. Dr. Wargo is a member of the Texas Association of School Administrators and the American Association of School Administrators. Since 1996, he has served as a member of the board of directors of the Science Spectrum Museum in Lubbock, while serving as treasurer from 2008 until 2024. He also served as a member of the board of directors of Workforce Solutions South Plains. He earned Bachelor of Science degree from Baylor University in 1982, a Masters of Education from the University of Houston-Clear Lake in 1984, and a Doctorate in Education from the University of Houston in 1995. Dr. Wargo’s experience in administration and leadership, as well as his understanding of state and local government, qualify him to serve on our board of directors.
LaDana R. Washburn. Ms. Washburn joined the board of directors of the Company in 2023. She enjoyed a 26 year career with EY, serving as lead audit partner for public and private companies of varying sizes, primarily within the financial services industry, including both commercial and community banks. Ms. Washburn assisted numerous clients in mergers and acquisitions and capital raising initiatives, along with providing advice to support private companies in transitioning to a public company. Ms. Washburn spent four years within EY’s Professional Practice Quality and Regulatory Matters national assurance practice. During that time, she provided oversight of inspections of public and private clients of varying sizes within banking and capital markets and other industries. She was also selected to coach and provide ongoing training to audit professionals in EY’s Latin America Chile banking practice, focusing on risk and audit. Ms. Washburn earned both a Bachelor of Business degree in finance and a Master of Professional Accounting degree from the University of Texas at Arlington in 1991 and 1993, respectively. She is a Certified Public Accountant and a member of the AICPA. Ms. Washburn serves on the board of New Horizons of North Texas and University of Texas at Arlington Department of Accounting Advisory Board.
Director Independence
Under the rules of the Nasdaq Global Select Market, a majority of the members of our board are required to be independent. The rules of the Nasdaq Global Select Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our board has evaluated the independence of each director based upon the rules of the Nasdaq Stock Market and the SEC and has considered the relationships that each director has with the Company, including the transactions described under the section titled “Certain Relationships and Related Person Transactions” in this proxy statement. Applying these standards, our board has affirmatively determined that each of Richard D. Campbell, Noe G. Valles, Kyle R. Wargo, and LaDana R. Washburn is an independent director, as defined under the applicable rules. The board determined that each of Curtis C. Griffith and Cory T. Newsom does not qualify as an independent director because each is an executive officer of the Company.
Board Leadership Structure
Chairman. Curtis C. Griffith currently serves as our Chairman and Chief Executive Officer. Mr. Griffith has been with the Company since its inception and has worked with the Bank and its predecessor institutions for over 50 years. Mr. Griffith has served as Chairman and President of the Company since 1993. In 2019, our executive officer titles were updated, and Mr. Griffith began serving as Chief Executive Officer of the Company rather than President of the Company. Mr. Griffith has also served as Chairman of the Bank since 1984. Mr. Griffith’s primary duties are to lead our board in establishing the Company’s overall vision and strategic plan and to lead the Company’s management in carrying out that plan.
Our board does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chairman of the Board. It is the board’s view that rather than having a rigid policy, the board, with the advice and assistance of the nominating and corporate governance committee of the board of directors (the “Nominating and Corporate Governance Committee”), and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure does not separate the offices of Chief Executive Officer and Chairman of the Board. The board has determined that this leadership structure is in the best interest of our shareholders at this time. Our board believes that this structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The board views this arrangement as also providing an efficient nexus between our organization and the board, enabling the board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board in a timely manner.
Lead Independent Director. At any time that the Chairman is not independent, the independent directors elect a director to serve as the Lead Independent Director. The Lead Independent Director serves as a liaison between the Chairman and the independent directors and has the authority to call and chair meetings or executive sessions of the independent directors, which are held periodically as appropriate but at least twice annually. The Lead Independent Director also chairs full board of directors’ meetings in the absence of the Chairman. Our board has designated Richard D. Campbell to serve as Lead Independent Director.
Risk Management and Oversight
The board has ultimate authority and responsibility for overseeing our risk management. The board monitors, reviews and reacts to material enterprise risks identified by management. The board receives specific reports from executive management on credit, interest rate, liquidity, transactional, compliance and legal, strategic, and reputational risks and the degree of exposure to those risks. The board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Committees of the board have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Compensation Committee assesses and monitors risks in our compensation program. While our full board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas as described in the section entitled “Committees of the Board.”
Director Nominations
The Nominating and Corporate Governance Committee considers nominees to serve as directors of the Company and recommends such persons to the board. The Nominating and Corporate Governance Committee also considers director candidates recommended by shareholders in accordance with the procedures and deadlines summarized in the section titled “Date for Submission of Shareholder Proposals for 2026 Annual Meeting.”

Criteria for Director Nominees
Our board believes that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in areas relevant to our business. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our board also considers the candidate’s character, judgment, diversity, skill set, specific business background and experience in the context of our needs and those of the board. The Company does not maintain a specific diversity policy, but diversity is considered in the Company’s review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, background, experience and demographics.
Committees of the Board
Our board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our certificate of formation and our bylaws.
Audit Committee
The Company has a separately designated standing Audit Committee as required by the rules of the Nasdaq Stock Market. The Charter of the Audit Committee adopted by the board sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter of the Audit Committee is available on the Company’s website at www.spfi.bank under the “Governance” tab. The Audit Committee met ten (10) times during the year 2024.
The responsibilities of the Audit Committee include the following:
•	overseeing the quality and integrity of regulatory and financial accounting, financial statements, financial reporting processes and systems of internal accounting and financial controls;
•
overseeing the annual independent audit of the Company’s financial statements and internal control over the Bank’s financial reporting, the engagement, compensation and retention of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance;

•	resolving any disagreements regarding financial reporting between management and the independent auditor;
•	overseeing and evaluating the performance of the internal audit function and review;
•	meeting with management and the independent auditor to review the effectiveness of our system of internal control and internal audit procedures, and to address any deficiencies in such procedures;
•	overseeing the effectiveness of the system for monitoring compliance with laws and regulations and the results of any investigation by management;
•	instituting and overseeing any special investigations;
•
establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by Company employees of concerns, regarding questionable accounting or auditing matters;

•	reviewing our earnings releases and reports filed with the SEC;
•	preparing the Audit Committee report required by SEC rules to be included in our annual report;
•
reviewing the design of the Company’s enterprise-wide risk management framework, including the process for assessing and managing risks, benchmarks for and major financial risk exposures from such risks, supporting methods, risk policies, and risk inventories, as they relate to credit, interest rate, liquidity, transactional, compliance and legal, strategic and reputational risks;

•
reviewing reports and recommendations provided by senior management or third-party consultants retained by the committee related to the Company’s financial, operational, credit, strategic, market, investment, liquidity, reputational and compliance risks;

•	reviewing significant aggregate risk concentrations and other escalations, and approving significant corrective actions recommended by senior management; and
•	handling such other matters that are specifically delegated to the Audit Committee by our board from time to time.
The members of the Audit Committee are Kyle R. Wargo (Committee Chairman), Richard D. Campbell, Noe G. Valles, and LaDana R. Washburn. Our board has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that each of the members of our Audit Committee (1) is an independent director under Nasdaq Stock Market rules, (2) satisfies the additional independence standards under applicable SEC rules for Audit Committee service, and (3) has the ability to read and understand fundamental financial statements. The board has determined that each of Richard D. Campbell and LaDana R. Washburn qualifies as an “audit committee financial expert,” as defined by the SEC.
Compensation Committee
The Company has a separately designated Compensation Committee, which consists entirely of independent directors as defined by the applicable rules and regulations of the Nasdaq Stock Market. The Charter of the Compensation Committee adopted by the board sets out the responsibilities, authority and specific duties of the Compensation Committee. The Charter of the Compensation Committee is available on our website at www.spfi.bank under the “Governance” tab. The Compensation Committee met five (5) times during the year 2024.
The Compensation Committee has the following responsibilities:
•
reviewing, determining, and recommending to the board for its confirmation, the annual compensation, annual incentive opportunities and any other matter relating to the compensation of the Company’s executive officers;

•	monitoring and evaluating the risks related to the Company’s compensation programs and practices;
•
reviewing and comparing, in its discretion, compensation practices of any relevant peer group in order to assist in the committee’s evaluation of the appropriateness of the Company’s compensation practices and programs;

•
reviewing, approving and administering each of the Company’s non-qualified deferred compensation plans and annual incentive plans, and performing such other duties and responsibilities as may be assigned to the committee under the terms of those plans;

•
annually reviewing and recommending to the board the annual director’s compensation and any additional compensation for services on committees of the board, service as a committee or board chairman, meeting fees or any other benefit payable by virtue of the director’s position as a member of the board;

•	reviewing the performance of the executive officers for each fiscal year;
•
producing the Compensation Committee Report on executive compensation if required for inclusion in the Company’s annual meeting proxy statement in compliance with the rules and regulations promulgated by the SEC;

•
reviewing and determining, and recommending to the board for its confirmation, the establishment of the performance measures applicable to each performance-based cash incentive and equity incentive award to be made under any plan, and the applicable performance targets for each such performance measure for each such award granted under any plan;

•
overseeing and making recommendations to the board regarding the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation, and the requirement under the Nasdaq rules that, with limited exceptions, shareholders approve equity compensation plans; and

•	performing any other duties or responsibilities the board may expressly delegate to the committee from time to time on matters relating to the Company’s compensation programs.

The members of the Compensation Committee are Richard D. Campbell (Committee Chairman), Noe G. Valles, Kyle R. Wargo, and LaDana R. Washburn. Our board has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under Nasdaq Stock Market rules.
Our board has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act. All compensation, equity awards and transactions subject to Section 16 of the Exchange Act will be approved by a committee or subcommittee of the board that is composed solely of two or more “non-employee directors.”
Nominating and Corporate Governance Committee
The Company has separately designated a Nominating and Corporate Governance Committee, which consists entirely of independent directors as defined by the applicable rules and regulations of the Nasdaq Stock Market. The Charter of the Nominating and Corporate Governance Committee adopted by the board sets out the responsibilities, authority and specific duties of the Nominating and Corporate Governance Committee. The Charter of the Nominating and Corporate Governance Committee is available on our website at www.spfi.bank under the “Governance” tab. The Nominating and Corporate Governance Committee met one (1) time during the year of 2024.
The Nominating and Corporate Governance Committee has the following responsibilities:
•	developing policies on the size and composition of our board;
•	developing and recommending to our board criteria to be considered in identifying and selecting nominees for director;
•	reviewing possible candidates for election to the board;
•	recommending to the board candidates for election or re-election to our board of directors;
•	recommending committee structure, composition and assignments;
•	reviewing and recommending changes to the Company’s corporate governance documents; and
•	reviewing the committee’s performance and the adequacy of the Charter of the Nominating and Corporate Governance Committee on an annual basis.
The members of the Nominating and Corporate Governance Committee are Richard D. Campbell (Committee Chairman), Noe G. Valles, Kyle R. Wargo, and LaDana R. Washburn. Our board has evaluated the independence of each of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee meets the definition of an “independent director” under Nasdaq Stock Market rules.
Our Nominating and Corporate Governance Committee will consider shareholder recommendations for nominees, provided that such shareholder complies with the procedures described in the section titled “—Date For Submission Of Shareholder Proposals For 2026 Annual Meeting.”
Code of Business Conduct and Ethics
Our board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics sets forth the standard of conduct that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. Our Code of Business Conduct and Ethics is available on our website at www.spfi.bank. Amendments to the Code of Business Conduct and Ethics, or any waivers of their respective requirements, have been, and we expect that any future amendments will be disclosed on our website, as well as any other means required by Nasdaq Global Select Market rules or the SEC.

Board Diversity
The information shown below in our Board Diversity Matrix is based on voluntary self-identification of each member of our board of directors.

Board Diversity Matrix as of March 24, 2025
Total Number of Directors	6
	Female	Male
Part I: Gender Identity
Directors (Ms. Washburn)	1	5
Part II: Demographic Background
Hispanic or Latinx (Mr. Valles)	—	1
White	1	4

Community Impact Practices
The Company is committed to being a responsible corporate citizen in each of the unique communities in which we operate, and we strive to provide unrivaled customer service while fulfilling and exceeding our customers’ financial needs in each community we serve. Oversight of the Company’s community impact initiatives starts with the Company’s board of directors. The Nominating and Corporate Governance Committee is responsible for oversight of risks associated with the Company’s overall corporate governance practices, including community impact practices. The Company issued a community impact report in the first quarter of 2025 that detailed its community impact initiatives, highlighted contributions to the communities that we serve, our responsible business practices and the Company’s four primary pillars under its sustainability framework: social responsibility, people, environmental management, and governance and risk management. The sustainability report may be found on our website with additional information on community outreach at www.spfi.bank, under “Community Impact.”
The information contained in this “Community Impact Practices” section of this proxy statement and in our sustainability report shall not be considered “filed” with the SEC, and such information contained in this “Community Impact Practices” section of this proxy statement and in our sustainability report shall not be incorporated by reference into this filing or any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

CURRENT EXECUTIVE OFFICERS
The following table sets forth the name, age and position with the Company of each of our executive officers. The business address for all of these individuals is 5219 City Bank Parkway, Lubbock, Texas 79407.

Name of Executive Officers	Position with the Company	Position with the Bank	Age
Curtis C. Griffith	Chairman of the Board and Chief Executive Officer	Chairman of the Board	72
Cory T. Newsom	Director and President	Director; President; Chief Executive Officer	57
Steven B. Crockett	Chief Financial Officer; Treasurer	Senior Vice-President and Chief Financial Officer	53
Brent A. Bates	None	Senior Vice-President and Chief Credit Officer	50
Paul A. Ehlers	None	Senior Vice-President and Chief Operations Officer	54
Mikella D. Newsom	Chief Risk Officer; Secretary	Senior Vice-President and Chief Risk Officer	51

Background of our Executive Officers who are not also Directors
Steven B. Crockett – Mr. Crockett has served as Chief Financial Officer and Treasurer of the Company and as Chief Financial Officer of the Bank since 2015. He served as Senior Vice President and Controller of the Company from 2010 to 2014 and as Controller of the Bank from 2001 to 2014. Mr. Crockett began his career in public accounting in 1994, working for seven years with the Lubbock accounting firm Robinson Burdette Martin & Cowan, LLP, which previously functioned as a practicing office of PricewaterhouseCoopers, LLP. As Controller of the Company and the Bank, he was responsible for financial and regulatory reporting, coordinating financial statement audits, budgeting, capital forecasting, and financial projections. He currently serves on the Board of Trustees for Lubbock Christian University. Mr. Crockett earned a degree in accounting from Abilene Christian University and is a licensed Certified Public Accountant.
Brent A. Bates – Mr. Bates joined the Bank as Senior Vice President and Chief Credit Officer in 2020. He previously served as Division Credit Officer for Simmons First National Corporation (Nasdaq: SFNC) from 2017 through 2019 after their acquisition of Southwest Bancorp, Inc (Nasdaq:OKSB), where Mr. Bates served as Executive Vice President and Chief Credit Officer from 2011 to 2017. Prior to OKSB, Mr. Bates served in various progressive credit management roles with Arvest Bank from 2003 to 2011. He began the first five years of his banking career in 1998 as a bank examiner with the Texas Department of Banking followed by the same role with the 10th District Federal Reserve Bank branch in Oklahoma City. In 2010, Mr. Bates graduated with honors from the Graduate School of Banking in Colorado. He earned his degree in business finance from the University of Oklahoma in 1998.
Paul A. Ehlers – Mr. Ehlers was named Chief Operations Officer of the Bank in 2008. He joined the Bank in 1991 and served as Vice President of Operations and Security Officer from 1997 to 2007. He currently serves on the Board of Trustees for the Lubbock Cooper Independent School District. Mr. Ehlers is a graduate of the Texas Tech School of Banking and the Bank Operations Institute. Mr. Ehlers earned a Bachelor of Science degree in agricultural economics from Texas Tech University in 1992.
Mikella D. Newsom – Ms. Newsom was named Chief Risk Officer of the Company in 2019 and has served as Secretary of the Company since 2013. She previously served in a number of other capacities at the Company since 2013, including Senior Vice President, Chief Financial Officer, and Treasurer through 2015. She has worked more than 25 years with the Bank and its predecessors and has served as Chief Risk Officer of the Bank since 2015. She is currently serving as Vice-Chair of the Texas Bankers Association Community Bankers Council. She currently serves on the Board of Managers of University Medical Center in Lubbock. She previously served on the Board of Trustees for the Frenship Independent School District. Ms. Newsom earned a Bachelor of Science degree in agricultural economics from Texas Tech University in 1996.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis section describes our executive compensation program for 2024. It also describes how and why the Compensation Committee made its decisions regarding 2024 compensation. Set forth below is information concerning our “named executive officers” (“NEOs”) and their respective titles as of December 31, 2024.
Our NEOs, consisting of our principal executive officer (“PEO”), our principal financial officer (“PFO”) and the three other most highly compensated executive officers, are:
•	Curtis C. Griffith — Chairman and Chief Executive Officer of the Company and Chairman of City Bank
•	Cory T. Newsom (PEO) — President of the Company and Chief Executive Officer and President of City Bank
•	Steven B. Crockett (PFO) — Chief Financial Officer and Treasurer of the Company and Chief Financial Officer and Senior Vice-President of City Bank
•	Brent A. Bates — Senior Vice-President and Chief Credit Officer of City Bank
•	Paul A. Elhers — Senior Vice-President and Chief Operations Officer of City Bank
Change in Principal Executive Officer
As previously reported on our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2024, the board of directors routinely reviews and considers the roles and responsibilities of the Company’s executive officers. As a result of such review and pending the Company’s loss of Emerging Growth Company status, the board of directors determined that Mr. Newsom should be listed as the Company’s principal executive officer (PEO) on a going forward basis.
Compensation Best Practices
What We Do

• Align our executive pay with performance	• Include caps on individual payouts in incentive plan
• Use appropriate peer groups when establishing compensation	• Provide an appropriate mix of short-term and long-term goals
• Maintain clawback policies

What We Don’t Do

• No hedging of Company shares	• No excessive executive perquisites
• No repricing of stock options without stockholder approval

Compensation Philosophy and Objectives
We review, evaluate and modify our compensation framework in an effort to maintain a competitive total compensation package to attract and retain highly qualified executives.
Generally, our compensation program includes (i) a base salary component, (ii) an annual cash incentive compensation potential, and (iii) a long-term equity incentive potential. Our annual incentive compensation is intended to reward annual performance based upon profitability, the efficiency ratio, and level of nonperforming assets, and our long-term equity incentive program is intended to also reward long-term performance being time based.
We believe our current mix and value of the above compensation elements provide our NEOs with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements.

Compensation Review Process
Role of the Compensation Committee and Management
The Compensation Committee evaluates Company and individual performance when making compensation recommendations to the Company’s board of directors with respect to our NEOs. In making decisions regarding NEO remuneration, the Compensation Committee may consider recommendations from our CEO with respect to the performance and contributions of the other NEOs but the Compensation Committee ultimately acts in its sole and absolute discretion.
Market Data and Peer Groups
The Compensation Committee reviews peer group data for purposes of helping it make compensation decisions for our NEOs, however, such is only a data point because, in making its decisions, the Compensation Committee also reviews known industry standards, non-descript data, local market pay factors, and the merits of each NEO.
Structure and Components of the Executive Compensation Program
Base Salary
Base salary is designed to attract and retain experienced executive officers who can manage the Company and the Bank and achieve the Company’s long-term business goals. Base salaries are generally targeted at the top of the competitive market. The base salary for each executive officer is based upon officer experience, expected personal performance, salary levels in effect for comparable positions in the industry, internal base salary comparability considerations and the responsibilities assumed by the executive officer. While an executive officer’s initial salary is determined by an assessment of competitive market levels, the major factor in determining base salary increases is individual performance. Base salaries are reviewed and adjusted annually to reflect changes in personal achievement, changes in role, responsibility and the competitive environment. Insurance benefits and retirement benefits are not taken into account when determining base salary.
Annual Cash Incentive Compensation
Our annual cash incentive compensation program is designed to supplement base salary and align the executive’s interest with the interests of our shareholders by linking the Company’s performance to the amount of any bonus. The annual cash incentive bonus is expressed as a percentage of the executive’s base salary, and the performance targets for the applicable fiscal year are set by the Compensation Committee near the beginning of that fiscal year. At the end of each fiscal year, the Compensation Committee determines the amount of the bonus that is earned by each executive officer based upon the Company’s actual results compared to the annual budget. The annual cash bonus is usually earned in December but paid prior to March 15 of the next fiscal year. Mr. Newsom’s and Mr. Griffith’s annual cash incentive bonuses are governed by their employment agreements. For fiscal year end December 31, 2024, Mr. Griffith was eligible for a performance-based annual cash bonus targeted at 50% of his salary and a maximum not exceeding 100% of his salary. The performance-based annual cash bonus was determined based on the following performance metrics: (i) the Company’s net income compared to the projected net income for the year (weighted at 20%); (ii) the Bank’s efficiency ratio (weighted at 20%); (iii) the Bank’s asset quality, measured in relation to other peer group financial institutions (weighted at 20%); and (iv) the individual performance, as determined in the discretion of the Compensation Committee (weighted at 40%). For fiscal year end December 31, 2024, Mr. Newsom was eligible for a performance-based annual cash bonus targeted at 50% of his salary and a maximum not exceeding 75% of his salary. The performance-based annual cash bonus was measured against certain criteria, including, among other metrics, (i) the Company’s net income compared to the projected net income for the year (weighted at 50%); (ii) the Bank’s efficiency ratio (weighted at 25%); and (iii) the Bank’s asset quality, measured in relation to other peer group financial institutions (weighted at 25%). Additionally, Mr. Newsom was eligible for an additional performance-based cash bonus determined in the discretion of the Compensation Committee with an award opportunity of twenty-five percent (25%) of his salary. For fiscal year end December 31, 2024, Mr. Crockett was eligible for a performance-based annual cash bonus targeted at 40% of his salary and a maximum not exceeding 60% of his salary. The performance-based annual cash bonus was determined based on the following performance metrics: (i) the Company’s net income compared to the projected net income for the year (weighted at 30%); (ii) the Bank’s efficiency ratio (weighted at 20%); (iii) the Bank’s asset quality, measured in relation to other peer group financial institutions (weighted at 20%); and (iv) individual performance as determined in the discretion of the Chief Executive Officer (weighted at 30%). For fiscal year end December 31, 2024, Mr. Bates was eligible for a performance-based annual cash bonus targeted at 30% of his salary and a maximum not exceeding 45% of his salary. The performance-based annual cash bonus was determined based on the following performance metrics: (i) the Company’s net income compared to the projected net income for the year (weighted at 30%); (ii) the Bank’s efficiency ratio (weighted at 20%); (iii) the Bank’s asset quality, measured in relation to other peer group financial institutions (weighted at 20%); and (iv) individual performance as determined in the discretion of the Chief Executive Officer (weighted at 30%). For fiscal year end December 31, 2024, Mr. Ehlers was eligible for a performance-based annual cash bonus targeted at 30% of his salary and a maximum not exceeding 45% of his salary. The performance-based annual cash bonus was determined based on the following performance metrics: (i) the Company’s net income compared to the projected net income for the year (weighted at 30%); (ii) the Bank’s efficiency ratio (weighted at 20%); (iii) the Bank’s asset quality, measured in relation to other peer group financial institutions (weighted at 20%); and (iv) individual performance as determined in the discretion of the Chief Executive Officer (weighted at 30%).
The following table sets forth information regarding the results of the 2024 annual cash incentive plan.
Curtis C. Griffith

A. Specific Performance Metric	Level	Target	Actual	% of Target or Excess	Weight	Variance %	Variance Adjustment	Total Factor	Capped
1) Profitability	SPFI	$ 42,206	$ 49,717	117.80%	20	18.00%	54	74	74
2) Efficiency	Bank	66.32%	63.40%	2.92%	20	2.00%	6	26	26
3) Asset Quality	Bank	0.54%	0.61%	-0.07%	20	0.00%	—	20	20
					60		61	121	121

B. Individual Performance					40		40	80	80
Total					100		101	201	200
Total Compensation: $400,000

Cory T. Newsom

A.Specific Performance Metric	Level	Target	Actual	% of Target or Excess	Weight	Variance %	Variance Adjustment	Total Factor	Capped
1) Profitability	SPFI	$ 42,206	$ 49,717	117.80%	50	18.00%	54	104	104
2) Efficiency	Bank	66.32%	63.40%	2.92%	25	2.00%	6	31	31
3) Asset Quality	Bank	0.54%	0.61%	-0.07%	25	0.00%	—	25	25
Total					100		60	160	150

B. Discretionary Bonus					50		—	50	50
Total Compensation: $630,000

Steven B. Crockett

A. Specific Performance Metric	Level	Target	Actual	% of Target or Excess	Weight	Variance %	Variance Adjustment	Total Factor	Capped
1) Profitability	SPFI	$ 42,206	$ 49,717	117.80%	30	18.00%	54	84	84
2) Efficiency	Bank	66.32%	63.40%	2.92%	20	2.00%	6	26	26
3) Asset Quality	Bank	0.54%	0.61%	-0.07%	20	0.00%	—	20	20
	70	60	130	120

B. Individual Performance					30		—	30	30
Total					100			160	150
Total Compensation: $204,750

Brent A. Bates

A. Specific Performance Metric	Level	Target	Actual	% of Target or Excess	Weight	Variance %	Variance Adjustment	Total Factor	Capped
1) Profitability	SPFI	$ 42,206	$ 49,717	117.80%	30	18.00%	54	84	84
2) Efficiency	Bank	66.32%	63.40%	2.92%	20	2.00%	6	26	26
3) Asset Quality	Bank	0.54%	0.61%	-0.07%	20	0.00%	—	20	20
	70	60	130	120

B. Individual Performance					30		—	30	30
Total					100			160	150
Total Compensation: $137,025

Paul A. Ehlers

A. Specific Performance Metric	Level	Target	Actual	% of Target or Excess	Weight	Variance %	Variance Adjustment	Total Factor	Capped
1) Profitability	SPFI	$ 42,206	$ 49,717	117.80%	30	18.00%	54	84	84
2) Efficiency	Bank	66.32%	63.40%	2.92%	20	2.00%	6	26	26
3) Asset Quality	Bank	0.54%	0.61%	-0.07%	20	0.00%	—	20	20
					70		60	130	120

B. Individual Performance					30		—	30	30
Total					100			160	150
Total Compensation: $137,025

Long-Term Equity Incentive Compensation
The Compensation Committee may, from time to time pursuant to the 2019 Equity Incentive Plan, grant our NEOs certain equity-based awards. These awards are designed to align the interests of our NEOs with those of our stockholders by allowing our NEOs to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for our company.
The Effect of Regulatory Requirements on Our Executive Compensation
Internal Revenue Code (“IRC”) Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by the Company in connection with a change in control. The Compensation Committee does not anticipate that the Company would be required to pay non-deductible compensation upon any change in control of the Company.
Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which the Company accounts for grants of equity-based compensation to our employees in our financial statements. The Compensation Committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation” (formerly, FASB Statement 123R), or FASB ASC Topic 718, when determining the form and timing of equity compensation grants to employees, including our NEOs. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.
Clawback Policy. The board of directors adopted and implemented an Incentive Award Recoupment Policy, effective as of October 2, 2023, in accordance with Rule 10D-1 promulgated by the SEC under the Exchange Act and Nasdaq Listing Rule 5608. The Incentive Award Recoupment Policy allows for the recovery or “clawback” of excess incentive-based compensation earned by a current or former executive officer during the three fiscal years preceding the date the listed company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
Insider Trading Policy. The Company has adopted an Insider Trading Policy which sets forth the procedure regarding trading by insiders in securities of the Company. The Company believes that its Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 7, 2025.
Hedging Policy. Our Insider Trading Policy strongly discourages our directors, officers and employees (together with the affiliates and family members of each) from engaging in certain hedging and derivative transactions with respect to the Company’s securities. In addition, the Insider Trading Policy requires preclearance of any such transactions. Similarly, our Insider Trading Policy prohibits ownership of Company securities in a margin account and discourages pledging Company securities and requires preclearance of any pledging transactions.
Role of Management and Compensation Consultants
During 2024, the Compensation Committee did not retain an independent compensation consultant, though the Compensation Committee has the authority to retain, and terminate, any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention.
Compensation Committee Report
Pursuant to rules and regulations of the SEC, the following Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.
The Compensation Committee is responsible for, among other things, discharging the board of directors’ responsibilities relating to compensation of the Company’s executives, including recommending to the board of directors for approval and evaluating the compensation plans, policies and programs of the Company. The Compensation Committee has reviewed the Compensation Discussion and Analysis herein and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the proxy statement for the annual meeting and its incorporation by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The Compensation Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement.
The Compensation Committee of the Board of Directors:
Richard Campbell, Chairman
Noe G. Valles
Kyle R. Wargo
LaDana R. Washburn

Summary Compensation Table
The following table sets forth information regarding the compensation paid, awarded to, or earned by each of our NEOs for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
Curtis C. Griffith Chairman of the Board and CEO	2024	400,000	160,000	124,991	139,999	240,000	—	92,261	1,157,251
	2023	400,000	160,000	124,986	139,993	240,000	—	88,333	1,153,312
	2022	400,000	160,000	124,999	139,990	202,000	—	149,837	1,176,826
Cory T. Newsom President – (PEO)	2024	630,000	157,500	249,982	220,492	472,500	209,573	130,076	2,070,123
	2023	630,000	157,500	250,000	220,500	472,500	196,408	126,536	2,053,444
	2022	630,000	157,500	249,998	220,500	472,500	184,088	167,800	2,082,386
Steven B. Crockett CFO – (PFO)	2024	341,250	40,950	204,465	—	163,800	56,738	58,061	865,264
	2023	341,250	140,950	67,984	129,999	163,800	20,089	56,462	920,534
	2022	325,000	39,000	67,984	115,997	156,000	18,774	53,474	776,229
Brent A. Bates Bank CCO	2024	304,500	27,405	91,333	—	109,620	16,141	36,131	585,130
Paul A. Ehlers Bank COO	2024	304,500	27,405	91,333	—	109,620	18,824	55,958	607,640

Note:	Messrs. Bates and Ehlers were not NEOs for 2023 or 2022.
(1)
Amounts represent the portion of the annual incentive bonuses that were earned based upon the NEOs individual performance, as determined in the discretion of the Compensation Committee. For a description of annual incentive bonuses for 2024, see “Annual Cash Incentive Compensation” above. For Mr. Crockett, the amounts in this column also include a $100,000 bonus in relation to the work performed on the sale of the Company’s subsidiary Windmark Insurance Agency, Inc. in 2023.

(2)
Reflects the aggregate grant date fair value, determined in accordance with applicable FASB ASC Topic 718, of equity-based awards made during the 2024 fiscal year. The discussion of the assumptions used in calculating the aggregate grant date fair value of the equity-based awards can be found in Footnote 12 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(3)	Amounts represent annual incentive bonuses that were earned in 2024. For a description of annual incentive bonuses for 2024, see “Annual Cash Incentive Compensation” above.
(4)	Amounts in this column represent Company contributions under our Salary Continuation Plan. See “Nonqualified Deferred Compensation,” below.
(5)
We provide our NEOs with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation structure. The amounts in this column for fiscal year 2024 include:

•
For Mr. Griffith: unused sick and vacation pay of $26,154 per his employment agreement, referral commissions and wellness incentives of $216, a holiday gift in respect of service as a director valued at $11,200 and related tax gross-up of $3,605, vehicle expenses and related tax gross-up of $24,428 per his employment agreement, a matching contribution for our 401(k) of $17,250 and excess contributions of $2,750 paid in cash, and Company-paid premiums for group insurance of $6,658.

•
For Mr. Newsom: unused sick and vacation pay of $41,192 per his employment agreement, referral commissions of $7,070, a holiday gift in respect of service as a director valued at $11,321 and related tax gross-up of $3,644, vehicle expenses and related tax gross-up of $10,855 per his employment agreement, a matching contribution for our 401(k) of $17,250 and excess contributions of $14,250 paid in cash, Company-paid premiums for group insurance of $1,768 and home security and country-club dues of $22,726 per his employment agreement.

•
For Mr. Crockett: unused sick and vacation pay of $22,313 per the Company’s personnel policy, vehicle expenses of $17,793, a matching contribution for our 401(k) of $17,063, and Company-paid premiums for group insurance of $892.

•
For Mr. Bates: vehicle expenses of $8,030, a matching contribution for our 401(k) of $15,225, phone reimbursement of $1,200, Company-paid premiums for group insurance of $892, and country-club dues of $10,784.

•
For Mr. Ehlers: unused sick and vacation pay of $19,910 per the Company’s personnel policy, referral commissions of $457, vehicle expenses of $8,690, a matching contribution for our 401(k) of $15,225, Company-paid premiums for group insurance of $892, and country-club dues of $10,784.

Grants of Plan-Based Awards Table
The following table sets forth information regarding equity awards granted to each of our NEOs during the fiscal year ended December 31, 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities underlying options(1) (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Curtis C. Griffith		—	200,000	400,000	—	—	—	—	—	—	—
	1/2/2024	—	—	—	—	—	—	4,263	—	—	124,991
	1/2/2024	—	—	—	—	—	—	—	12,608	29.32	139,999
Cory T. Newsom		—	315,000	472,500	—	—	—	—	—	—	—
	1/2/2024	—	—	—	—	—	—	8,526	—	—	249,982
	1/2/2024	—	—	—	—	—	—	—	19,857	29.32	220,492
Steven B. Crockett		—	136,500	204,750	—	—	—	—	—	—	—
	2/21/2024	—	—	—	—	—	—	7,804	—	—	204,465
Brent A. Bates		—	91,350	137,025	—	—	—	—	—	—	—
	2/21/2024	—	—	—	—	—	—	3,486	—	—	91,333
Paul A. Ehlers		—	91,350	137,025	—	—	—	—	—	—	—
	2/21/2024	—	—	—	—	—	—	3,486	—	—	91,333

(1)	Stock options vest one-fourth on January 1, 2025 and pro rata on a monthly basis over the next 36 months.
(2)
Amounts represent the aggregate grant date fair value of each option award and restricted stock unit award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Footnote 12 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Outstanding Equity Awards at Fiscal Year End
The following table provides information for each of our NEOs regarding outstanding equity awards held by the NEOs at December 31, 2024.

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Curtis C. Griffith	3,000	—	$8.60	12/31/2025
	3,000	—	$10.93	12/31/2026
	3,000	—	$12.24	12/31/2027
	3,000	—	$13.88	12/31/2028
	3,000	—	$16.93	12/31/2028
	3,000	—	$19.05	12/31/2028
	21,955	—	$19.98	12/18/2029
	22,411	—	$20.93	2/19/2030
	18,175	377(2)	$18.95	1/4/2031
	9,727	3,613(3)	$29.46	1/19/2032
	6,497	7,063(4)	$27.53	1/3/2033
	—	12,608(5)	$29.32	1/2/2034
					4,263(6)	148,139
Cory T. Newsom	9,000	—	$8.60	12/31/2025
	12,000	—	$10.93	12/31/2026
	12,000	—	$12.24	12/31/2027
	12,000	—	$13.88	12/31/2028
	12,000	—	$16.93	12/31/2028
	15,000	—	$19.05	12/31/2028
	10,342	—	$21.32	3/20/2029
	25,505	—	$21.32	8/21/2029
	39,220	—	$20.93	2/19/2030
	31,807	677(2)	$18.95	1/4/2031
	15,321	5,691(3)	$29.46	1/19/2032
	10,234	11,124(4)	$27.53	1/3/2033
	—	19,857(5)	$29.32	1/2/2034
					8,526(6)	296,279
Steven B. Crockett	6,000	—	$8.60	12/31/2025
	7,500	—	$10.93	12/31/2026
	7,500	—	$12.24	12/31/2027
	7,500	—	$13.88	12/31/2028
	7,500	—	$16.93	12/31/2028
	7,500	—	$19.05	12/31/2028
	26,014	—	$16.00	8/21/2029
	20,372	—	$20.93	2/19/2030
	12,157	4,053(2)	$19.62	2/24/2031
	5,425	5,426(7)	$29.19	2/16/2032
	3,224	9,674(8)	$27.27	2/16/2033
					5,209(9)	181,013
					2,595(10)	90,176

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Brent A. Bates	14,488	—	$20.93	2/19/2030
	8,646	2,882(2)	$19.62	2/24/2031
					1,413(11)	49,102
					2,393(12)	83,157
					3,486(9)	121,139
Paul A. Ehlers	6,000	—	$8.60	12/31/2025
	7,500	—	$10.93	12/31/2026
	7,500	—	$12.24	12/31/2027
	7,500	—	$13.88	12/31/2028
	7,500	—	$16.93	12/31/2028
	7,500	—	$19.05	12/31/2028
	19,511	—	$16.00	8/21/2029
	15,279	—	$20.93	2/19/2030
	9,117	3,040(2)	$19.62	2/24/2031
					1,490(11)	51,778
					2,393(12)	83,157
					3,486(9)	121,139

(1)	Market value computed by multiplying the number of restricted stock units that have not vested by $34.75, which was the closing price of a share of the Company’s common stock on December 31, 2024.
(2)	Stock options vest on January 1, 2025.
(3)	Stock options vest pro rata on a monthly basis over the 13 months beginning on January 1, 2025.
(4)	Stock options vest pro rata on a monthly basis over the 25 months beginning on January 1, 2025.
(5)	Stock options vest one-fourth on January 1, 2025 and pro rata on a monthly basis over the next 36 months.
(6)	Restricted stock units vest on January 1, 2025.
(7)	Stock options vest one-half on each of January 1, 2025 and January 1, 2026.
(8)	Stock options vest one-third on each February 16th in 2025, 2026, and 2027.
(9)	Restricted stock units vest one-fourth on each February 21st in 2025, 2026, 2027, and 2028.
(10)	Restricted stock units vest on February 21, 2025.
(11)	Restricted stock units vest one-half on each February 16th in 2025 and 2026.
(12)	Restricted stock units vest one-third on each February 16th in 2025, 2026, and 2027.
Option Exercises and Stock Vested Table
The following table provides information for each of our NEOs regarding amounts paid to or received by our NEOs during the fiscal year ending December 31, 2024 as a result of the exercise of stock options or the release of vested stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting(1) ($)
Curtis C. Griffith	2,489	85,945	4,540	131,478
Cory T. Newsom	7,467	257,836	9,081	262,986
Steven B. Crockett	4,978	171,890	2,493	66,114
Brent A. Bates	—	—	—	—
Paul A. Ehlers	4,978	171,890	—	—

(1)
Amounts reflect restricted stock units that vested during 2024. The value of this restricted unit award was determined by multiplying the number of shares that vested by the closing price of the Company’s common stock on the applicable vesting date.

Deferred Compensation (Salary Continuation Plan)
Non-qualified Deferred Compensation Plan. We sponsor a non-qualified, non-contributory deferred compensation plan, or the Deferred Compensation Plan, for the benefit of certain employees of the Company. The primary purpose of the Deferred Compensation Plan is to provide additional compensation to participants upon termination of employment with the Company, death, or attainment of retirement age. The amount, timing, and form of payment is specified in the adoption agreement executed by the Company and the participant, and is slightly different in approach and design depending upon whether the agreement was entered into while the Company was privately held or entered into after the Company’s initial public offering. The Deferred Compensation Plan is unfunded.
Effective January 1, 2008 and entered into prior to our initial public offering, the Company entered into an agreement under the Deferred Compensation Plan with Mr. Newsom. Mr. Newsom is 100% vested in his benefit and his benefit will be paid in cash only. Mr. Newsom’s agreement provides that he will receive a lifetime annual benefit of $150,000 on the earlier to occur of (i) achievement of retirement age (defined as age 58) and (ii) separation from service within two years following a change in control (as defined in the Deferred Compensation Plan). If Mr. Newsom experiences a separation from service or becomes disabled while employed, in each case prior to reaching retirement age, he will be entitled to a lump sum benefit equal to his benefit liability balance as set forth in the Deferred Compensation Plan. In the event Mr. Newsom is terminated for cause (as defined in the Deferred Compensation Plan), dies, or violates any restrictive covenants set forth in the Deferred Compensation Plan, he will forfeit any and all benefits to which he would otherwise be entitled to receive under the Deferred Compensation Plan.
Effective January 1, 2008 and entered into prior to our initial public offering, the Company entered into a restated agreement under the Deferred Compensation Plan with Mr. Crockett, most recently amended on March 15, 2024. Mr. Crockett is currently 100% vested in his benefits. His benefit will be paid in cash only. Mr. Crockett’s agreement provides that he will receive a lifetime annual benefit of $100,000 on the earlier to occur of (i) achievement of retirement age (defined as age 65) and (ii) separation from service within two years following a change in control (as defined in the Deferred Compensation Plan). If Mr. Crockett experiences a separation from service or becomes disabled while employed, in each case prior to reaching retirement age, he will be entitled to a lump sum benefit equal to his benefit liability balance as set forth in the Deferred Compensation Plan. In the event Mr. Crockett is terminated for cause (as defined in the Deferred Compensation Plan), dies after a separation from service, or violates any restrictive covenants set forth in the Deferred Compensation Plan, he will forfeit any and all benefits to which he would otherwise be entitled to receive under the Deferred Compensation Plan. In the event Mr. Crockett dies prior to a separation from service, Mr. Crockett’s beneficiary will receive (i) the lump sum amount of the separation from service benefit or disability benefit, subject to certain conditions, or (ii) the annual payments of the separation from service benefit following a change in control.
Effective October 1, 2022 and entered into after our initial public offering, the Company entered into a restated agreement under the Deferred Compensation Plan with Mr. Bates. Mr. Bates is currently 20% vested in his benefits. His benefit will be paid in cash only. Mr. Bates’s agreement provides that he will receive an annual benefit of $50,000 on achievement of retirement age (defined as age 65). The annual benefit will continue for a total of fifteen payments. If Mr. Bates experiences a separation from service or dies while employed, in each case prior to reaching retirement age, he or his beneficiary will be entitled to a lump sum benefit equal to his benefit liability balance as set forth in the Deferred Compensation Plan. In the event Mr. Bates is terminated for cause (as defined in the Deferred Compensation Plan), dies, or violates any restrictive covenants set forth in the Deferred Compensation Plan, he will forfeit any and all benefits to which he would otherwise be entitled to receive under the Deferred Compensation Plan. In the event Mr. Bates dies after a separation from service, Mr. Bates’s beneficiary will receive any remaining annual benefit payments that Mr. Bates was entitled to receive.
Effective January 1, 2008 and entered into prior to our initial public offering, the Company entered into a restated agreement under the Deferred Compensation Plan with Mr. Ehlers. Mr. Ehlers is currently 100% vested in his benefits. His benefit will be paid in cash only. Mr. Ehlers’s agreement provides that he will receive a lifetime annual benefit of $40,320 on the earlier to occur of (i) achievement of retirement age (defined as age 65) and (ii) separation from service within two years following a change in control (as defined in the Deferred Compensation Plan). If Mr. Ehlers experiences a separation from service or becomes disabled while employed, in each case prior to reaching retirement age, he will be entitled to a lump sum benefit equal to his benefit liability balance as set forth in the Deferred Compensation Plan. In the event Mr. Ehlers is terminated for cause (as defined in the Deferred Compensation Plan), dies, or violates any restrictive covenants set forth in the Deferred Compensation Plan, he will forfeit any and all benefits to which he would otherwise be entitled to receive under the Deferred Compensation Plan.
NONQUALIFIED DEFERRED COMPENSATION

Name	Aggregate Balance at Fiscal Year-End Prior to Last Fiscal Year End ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Cory T. Newsom	1,796,363	209,573	—	—	2,005,936
Steven B. Crockett	173,048	56,738	—	—	229,786
Brent A. Bates	14,679	16,141	—	—	30,820
Paul A. Ehlers	162,540	18,824	—	—	181,364

Employment and Change in Control Severance Agreements
We have entered into employment agreements with Mr. Cory T. Newsom and Mr. Curtis C. Griffith. Mr. Steven B. Crockett, Mr. Brent A. Bates, and Mr. Paul A. Ehlers are participants in the South Plains Financial, Inc. Executive Change in Control Severance Plan. The following is a summary of the material terms of each such agreement.
Employment Agreement with Cory T. Newsom
Effective March 6, 2019, the Company and the Bank entered into an employment agreement with Mr. Newsom, which was amended on December 15, 2021, and again on November 5, 2024. Please refer to Exhibit 10.4 to our Registration Statement on Form S-1/A, filed with the SEC on April 29, 2019, Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on December 21, 2021, and Exhibit 10.2 to our Quarterly Report on Form 10-Q, filed with the SEC on November 5, 2024, for copies of Mr. Newson’s employment agreement and the amendments to Mr. Newsom’s employment agreement. The key terms of Mr. Newsom’s employment agreement, as amended, are set forth below.
Term. The employment agreement has an initial three-year term and will automatically renew for additional three-year terms, unless we or Mr. Newsom provide 90-days’ advance notice of non-renewal.
Service on the Board. Pursuant to the employment agreement, our board will nominate Mr. Newsom for re-election as a member of our board at the expiration of each then-current term and the board of the Bank will nominate Mr. Newsom for re-election as a member of its board at the expiration of each then-current term.
Cash Compensation. Effective January 1, 2025, Mr. Newsom’s base salary will be not less than $720,000 annually. For fiscal year 2024, Mr. Newsom’s base salary was $630,000. He is eligible for an annual cash incentive bonus with a target amount equal to 50% of his base salary, and a maximum not to exceed 75% of his base salary. Mr. Newsom is also eligible for an additional performance-based cash bonus with an award opportunity of 25% of his base salary. This performance-based annual cash bonus will be measured against certain criteria set forth in Attachment 1 to the amendment to Mr. Newsom’s employment agreement related to Mr. Newsom’s leadership and the growth of the Company and the Bank. The Compensation Committee will have full discretion to view the totality of the performance metrics when determining the extent to which a bonus should be earned by Mr. Newsom, and at the time of such determination the Compensation Committee has full discretion to decide the weighting of a metric vis-à-vis the other metrics.
Benefits. Mr. Newsom is eligible to receive benefits that are substantially similar to those of our other senior executive officers. In addition, to the extent Mr. Newsom is not able to fully participate in contributions of the Company to the 401(k) Plan due to IRS-imposed top-heavy testing limitations, then the Bank will pay Mr. Newsom a cash bonus equal to the value of the lost contribution. With respect to other benefits, the Bank will (i) pay or reimburse Mr. Newsom for all of his country club membership dues and expenses; and (ii) provide Mr. Newsom with an automobile. The Bank will pay all of the reasonable professional fees and expenses incurred by Mr. Newsom in negotiation and preparation of the employment agreement and related agreements. The employment agreement also contains certain standard non-competition, non-solicitation, and confidentiality provisions.
Equity Grants - RSU Award. Under the terms of the amendment to Mr. Newsom’s employment agreement, Mr. Newsom will receive an annual grant of restricted stock units in an amount equal to $250,000 divided by the fair market value of the underlying stock as of the date of grant. The annual grant of restricted stock units will occur in January of each fiscal year and will contain a vesting schedule of one (1) year. No tax gross-up applies to the annual grant.
Equity Grants - Stock Option Award. Pursuant to Mr. Newsom’s employment agreement, Mr. Newsom previously received annual grants of incentive stock options to purchase Company common stock and Mr. Newsom will continue to receive an annual grant of incentive stock options to purchase Company common stock. The grant date aggregate fair value of such stock options will be approximately equal to 35% of his base salary. The options will contain a vesting schedule no less favorable than a vesting period of 4 years, with 25% becoming vested on the first anniversary of the date of the grant, and the remainder vesting pro rata on a monthly basis over the next three years. The initial grants of stock options and the restricted stock units described in the foregoing paragraph will vest in full upon the earlier of: (i) Mr. Newsom’s “disability” (as defined in the employment agreement), (ii) Mr. Newsom’s death, (iii) immediately prior to a “change in control” (as defined in the 2019 Plan), (iv) Mr. Newsom terminating his service with the Bank for “good reason” (as defined in the employment agreement), or (v) the Company terminating Mr. Newsom’s employment with “cause” (as defined in the employment agreement).
Termination of Employment. Mr. Newsom’s employment agreement provides that, in the event his employment is terminated by us without “cause” (as defined in his employment agreement), the Company elects not to renew the employment agreement, or Mr. Newsom terminates employment for “good reason” (as defined in the employment agreement), then subject to the execution and effectiveness of a general release of claims in our favor, he will be entitled to receive: (i) an amount equal to 2 times the sum of (x) his annual base salary and (y) his target annual cash incentive bonus; (ii) full vesting of equity and phantom equity awards, with performance goals, if applicable, deemed met at target; and (iii) a lump sum payment equal to 24 months of the monthly premiums to continue existing healthcare coverage under COBRA, grossed-up for any applicable taxes. In lieu of the payments and benefits described in the preceding sentence, if Mr. Newsom’s employment is terminated by us “without cause”, the Company elects not to renew the employment agreement, or Mr. Newsom terminates employment for “good reason”, in each case within 24 months following a “change in control” (as defined in the employment agreement), at the request of a third party participating in a change in control or otherwise in connection with a change in control, subject to the execution and effectiveness of a general release of claims in our favor, he will be entitled to receive: (i) an amount equal to 3 times the sum of (x) his annual base salary and (y) his target annual cash incentive bonus; (ii) full vesting of equity and phantom awards, with performance goals, if applicable, deemed met at target; and (iii) a lump sum payment equal to 36 months of the monthly premiums to continue existing healthcare coverage under COBRA, grossed-up for any applicable taxes. For the first five years after the effective date of the employment agreement, if any change in control payment Mr. Newsom receives is deemed to be subject to excise taxes under Section 280G of the Code, then Mr. Newsom is entitled to an excise tax “gross-up.” However, with respect to a change in control that occurs after the fifth anniversary of the effective date of the employment agreement, if payments to Mr. Newsom would constitute “parachute payments” within the meaning of Section 280G of the Code, the parachute payments will be reduced so as not to trigger the excise tax imposed by Section 4999 of the Code if it would leave Mr. Newsom in a better after-tax position.
Upon a termination of Mr. Newsom’s employment due to “disability” (as defined in the employment agreement), he will be entitled to receive: (i) an amount equal to 2 times the sum of (x) his annual base salary and (y) his target annual cash incentive bonus; (ii) full vesting of equity and phantom equity awards, with performance goals, if applicable, deemed met at target; and (iii) a lump sum payment equal to 24 months of the monthly premiums to continue existing healthcare coverage under COBRA, grossed-up for any applicable taxes. Any amounts payable pursuant to subsection (i) of the foregoing sentence shall be reduced on a dollar-for-dollar basis by the amount Mr. Newsom is entitled to under any disability insurance plan sponsored by the Company or the Bank. Upon a termination of Mr. Newsom’s employment due to death, he will be entitled to receive: (i) full vesting of equity and phantom equity awards, with performance goals, if applicable, deemed met at target, and (ii) any earned but unpaid bonus.
Employment Agreement with Curtis C. Griffith
On December 18, 2019, the Company and the Bank entered into an employment agreement with Mr. Griffith, which was amended on December 15, 2021, and again on November 6, 2024. Please refer to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on December 19, 2019, Exhibit 10.1 to our Current Report on

Form 8-K, filed with the SEC on December 21, 2021, and Exhibit 10.1 to our Quarterly Report on Form 10-Q, filed with the SEC on November 6, 2024, for copies of Mr. Griffith’s employment agreement and the amendments to Mr. Griffith’s employment agreement. The key terms of Mr. Griffith’s employment agreement, as amended, are set forth below.
Term. The employment agreement has an initial three-year term and will automatically renew for additional three-year terms, unless we or Mr. Griffith provide 90-days’ advance notice of non-renewal.
Service on the Board. Pursuant to the employment agreement, our board will nominate Mr. Griffith for re-election as a member of our board at the expiration of each then-current term and the board of the Bank will nominate Mr. Griffith for re-election as a member of its board at the expiration of each then-current term.
Cash Compensation. Effective January 1, 2025, Mr. Griffith’s base salary will be not less than $425,000 annually. For fiscal year 2024, Mr. Griffith’s base salary was $400,000. He is eligible for an annual cash incentive bonus with a target amount equal to 50% of his base salary, and a maximum not to exceed 100% of his base salary.
Benefits. Mr. Griffith is eligible to receive benefits that are substantially similar to those of our other senior executive officers. In addition, to the extent Mr. Griffith is not able to fully participate in contributions of the Company to the 401(k) Plan due to IRS-imposed top-heavy testing limitations, then the Bank will pay Mr. Griffith a cash bonus equal to the value of the lost contribution. With respect to other benefits, the Bank will (i) provide Mr. Griffith with two automobiles and (ii) any other benefits Mr. Griffith has the right to receive under our policies. The Bank will pay all of the reasonable professional fees and expenses incurred by Mr. Griffith in negotiation and preparation of the employment agreement and related agreements. The employment agreement also contains certain standard non-competition, non-solicitation, and confidentiality provisions.
Equity Grants - RSU Award. Under the terms of the amendment to Mr. Griffith’s employment agreement, Mr. Griffith will receive an annual grant of restricted stock units in an amount equal to $125,000 divided by the fair market value of the underlying stock as of the date of grant. The annual grant of restricted stock units will occur in January of each fiscal year and will contain a vesting schedule of one (1) year.
Equity Grants - Stock Option Award. Pursuant to Mr. Griffith’s employment agreement, Mr. Griffith previously received annual grants of incentive stock options to purchase Company common stock and will continue to receive an annual grant of incentive stock options to purchase Company common stock. The grant date aggregate fair value of such stock options will be approximately equal to 35% of his base salary. The options will contain a vesting schedule no less favorable than a vesting period of 4 years, with 25% becoming vested on the first anniversary of the date of grant, and the remainder vesting pro rata on a monthly basis over the next three years. The initial grants of stock options will vest in full upon the earlier of: (i) Mr. Griffith’s “disability” (as defined in the employment agreement), (ii) Mr. Griffith’s death, (iii) immediately prior to a “change in control” (as defined in the 2019 Plan), (iv) Mr. Griffith terminating his service with the Bank for “good reason” (as defined in the employment agreement), or (v) the Company terminating Mr. Griffith’s employment with “cause” (as defined in the employment agreement).
Termination of Employment. Mr. Griffith’s employment agreement provides that, in the event his employment is terminated by us without “cause” (as defined in his employment agreement), the Company elects not to renew the employment agreement, or Mr. Griffith terminates employment for “good reason” (as defined in the employment agreement), then subject to the execution and effectiveness of a general release of claims in our favor, he will be entitled to receive: (i) an amount equal to 2 times the sum of (x) his annual base salary and (y) his target annual cash incentive bonus; (ii) full vesting of equity and phantom equity awards, with performance goals, if applicable, deemed met at target; and (iii) a lump sum payment equal to 24 months of the monthly premiums to continue existing healthcare coverage under COBRA, grossed-up for any applicable taxes. In lieu of the payments and benefits described in the preceding sentence, if Mr. Griffith’s employment is terminated by us without cause, the Company elects not to renew the employment agreement, or Mr. Griffith terminates employment for good reason, in each case within 24 months following a “change in control” (as defined in the employment agreement), at the request of a third party participating in a change in control or otherwise in connection with a change in control, subject to the execution and effectiveness of a general release of claims in our favor, he will be entitled to receive: (i) an amount equal to 3 times the sum of (x) his annual base salary and (y) his target annual cash incentive bonus; (ii) full vesting of equity and phantom awards, with performance goals, if applicable, deemed met at target; and (iii) a lump sum payment equal to 36 months of the monthly premiums to continue existing healthcare coverage under COBRA, grossed-up for any applicable taxes. If payments to Mr. Griffith would constitute “parachute payments” within the meaning of Section 280G of the Code, the parachute payments will be reduced so as not to trigger the excise tax imposed by Section 4999 of the Code if it would leave Mr. Griffith in a better after-tax position.
Upon a termination of Mr. Griffith’s employment due to “disability” (as defined in the employment agreement), he will be entitled to receive: (i) an amount equal to 2 times the sum of (x) his annual base salary and (y) his target annual cash incentive bonus; (ii) full vesting of equity and phantom equity awards, with performance goals, if applicable, deemed met at target; and (iii) a lump sum payment equal to 24 months of the monthly premiums to continue existing healthcare coverage under COBRA, grossed-up for any applicable taxes. Any amounts payable pursuant to subsection (i) of the foregoing sentence shall be reduced on a dollar-for-dollar basis by the amount Mr. Griffith is entitled to under any disability insurance plan sponsored by the Company or the Bank. Upon a termination of Mr. Griffith employment due to death, he will be entitled to receive: (i) full vesting of equity and phantom equity awards, with performance goals, if applicable, deemed met at target, and (ii) any earned but unpaid bonus.
Executive Change in Control Severance Plan
Effective July 15, 2020, the board approved the South Plains Financial, Inc. Executive Change in Control Severance Plan (the “Severance Plan”), which provides benefits to eligible employees in the event of certain terminations of employment in connection with a “change in control” (as defined in the Severance Plan). The Compensation Committee of the board selected Mr. Steven B. Crockett, Mr. Brent A. Bates, and Mr. Paul A. Ehlers to participate in the Severance Plan.
The Severance Plan and Participation and Award Agreement entered into by Mr. Crockett provide that if an involuntary termination of Mr. Crockett’s employment (other than for death, disability or “cause” (as defined in the Severance Plan)) or a resignation by Mr. Crockett for “good reason” (as defined in the Severance Plan) occurs during the twenty-four (24)-month period immediately following a change in control, then Mr. Crockett will be entitled to: (a) a single lump sum payment equal the sum of: (i) 1.5x his annual base salary; (ii) a pro-rata target annual bonus for the year in which the termination occurs; and (iii) 1.5x the annual total premium cost to cover Mr. Crockett and his eligible dependents, to the extent they were covered as of the termination date, under the Company’s health plan, plus (b) the acceleration of Mr. Crockett’s “equity awards” (as defined in the Severance Plan), with the performance goals relating to performance-based equity awards deemed achieved at target levels.
If the payments or benefits to be paid to Mr. Crockett under the Severance Plan together with any other payments the eligible employee has the right to receive would constitute a “parachute payment” under Section 280G of the Code, Mr. Crockett’s payments and benefits under the Severance Plan will be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits will be $1.00 less than three (3) times the Mr. Crockett’s “base amount” (as defined in Section 280G(b)(3) of the Code) and so that no portion of such amounts will be subject to the excise tax imposed by Section 4999 of the Code, or (b) paid in full, whichever produces the better “net after-tax position” to Mr. Crockett.
The Severance Plan and Participation and Award Agreement entered into by Mr. Bates provide that if an involuntary termination of Mr. Bates’s employment (other than for death, disability or “cause” (as defined in the Severance Plan)) or a resignation by Mr. Bates for “good reason” (as defined in the Severance Plan) occurs during the twenty-four (24)-month period immediately following a change in control, then Mr. Bates will be entitled to: (a) a single lump sum payment equal the sum of: (i) 1.5x his annual base salary; (ii) a pro-rata target annual bonus for the year in which the termination occurs; and (iii) 1.5x the annual total premium cost to cover Mr. Bates and his eligible dependents, to the extent they were covered as of the termination date, under the Company’s health plan, plus (b) the acceleration of Mr. Bates’s “equity awards” (as defined in the Severance Plan), with the performance goals relating to performance-based equity awards deemed achieved at target levels.
If the payments or benefits to be paid to Mr. Bates under the Severance Plan together with any other payments the eligible employee has the right to receive would constitute a “parachute payment” under Section 280G of the Code, Mr. Bates’s payments and benefits under the Severance Plan will be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits will be $1.00 less than three (3) times the Mr. Bates’s “base amount” (as defined in Section 280G(b)(3) of the Code) and so that no portion of such amounts will be subject to the excise tax imposed by Section 4999 of the Code, or (b) paid in full, whichever produces the better “net after-tax position” to Mr. Bates.

The Severance Plan and Participation and Award Agreement entered into by Mr. Ehlers provide that if an involuntary termination of Mr. Ehlers’s employment (other than for death, disability or “cause” (as defined in the Severance Plan)) or a resignation by Mr. Ehlers for “good reason” (as defined in the Severance Plan) occurs during the twenty-four (24)-month period immediately following a change in control, then Mr. Ehlers will be entitled to: (a) a single lump sum payment equal the sum of: (i) 1.5x his annual base salary; (ii) a pro-rata target annual bonus for the year in which the termination occurs; and (iii) 1.5x the annual total premium cost to cover Mr. Ehlers and his eligible dependents, to the extent they were covered as of the termination date, under the Company’s health plan, plus (b) the acceleration of Mr. Ehlers’s “equity awards” (as defined in the Severance Plan), with the performance goals relating to performance-based equity awards deemed achieved at target levels.
If the payments or benefits to be paid to Mr. Ehlers under the Severance Plan together with any other payments the eligible employee has the right to receive would constitute a “parachute payment” under Section 280G of the Code, Mr. Ehlers’s payments and benefits under the Severance Plan will be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits will be $1.00 less than three (3) times the Mr. Ehlers’s “base amount” (as defined in Section 280G(b)(3) of the Code) and so that no portion of such amounts will be subject to the excise tax imposed by Section 4999 of the Code, or (b) paid in full, whichever produces the better “net after-tax position” to Mr. Ehlers.
Potential Payment upon Termination or Change in Control
Termination Without Cause or Resignation With Good Reason
The following table sets forth the total cost that the Company would have incurred and the payments the NEOs would have received if the NEO’s employment was terminated by the Company without cause or by the NEO upon a resignation with good reason as of December 31, 2024:

Name	Cash Severance(1) ($)	Equity Award Acceleration(2) ($)	Salary Continuation Plan(3) ($)	Continued Group Health Plan Coverage(4) ($)	Total Cost of Termination ($)
Curtis C. Griffith	1,200,000	292,665	—	57,591	1,550,256
Cory T. Newsom	1,890,000	525,220	—	90,522	2,505,742
Steven B. Crockett	—	435,041	—	—	435,041
Brent A. Bates	—	297,003	—	—	297,003
Paul A. Ehlers	—	302,069	—	—	302,069

(1)	Amounts calculated based on current base salaries and target bonus amounts for 2024.
(2)	Equity acceleration calculated based on equity awards outstanding as of December 31, 2024 and share price as of December 31, 2024
(3)
The accrual balance under the Salary Continuation Plan, at December 31, 2024, is shown above under the heading “Deferred Compensation (Salary Continuation Plan)” and “Nonqualified Deferred Compensation.”

(4)	Calculated based on the monthly premium to continue existing healthcare coverage under COBRA at December 31, 2024.

Disability
The following table sets forth the total cost that the Company would have incurred and the payments the NEOs would have received if the NEO had become disabled as of December 31, 2024:

Name	Cash Severance(1) ($)	Equity Award Acceleration(2) ($)	Salary Continuation Plan(3) ($)	Continued Group Health Plan Coverage(4) ($)	Total Cost of Termination ($)
Curtis C. Griffith	1,200,000	292,665	—	57,591	1,550,256
Cory T. Newsom	1,890,000	525,220	—	90,522	2,505,742
Steven B. Crockett	—	435,041	—	—	435,041
Brent A. Bates	—	297,003	—	—	297,003
Paul A. Ehlers	—	302,069	—	—	302,069

(1)	Amounts calculated based on current base salaries and target bonus amounts for 2024.
(2)	Equity acceleration calculated based on equity awards outstanding as of December 31, 2024 and share price as of December 31, 2024.
(3)
The accrual balance under the Salary Continuation Plan, at December 31, 2024, is shown above under the heading “Deferred Compensation (Salary Continuation Plan)” and “Nonqualified Deferred Compensation.”

(4)	Calculated based on the monthly premium to continue existing healthcare coverage under COBRA at December 31, 2024.
Death
The following table sets forth the total cost that the Company would have incurred and the payments the NEOs would have received if the NEO had died as of December 31, 2024:

Name	Cash Severance ($)	Equity Award Acceleration(1) ($)	Salary Continuation Plan(2) ($)	Continued Group Health Plan Coverage ($)	Total Cost of Termination ($)
Curtis C. Griffith	—	292,665	—	—	292,665
Cory T. Newsom	—	525,220	—	—	525,220
Steven B. Crockett	—	435,041	—	—	435,041
Brent A. Bates	—	297,003	—	—	297,003
Paul A. Ehlers	—	302,069	—	—	302,069

(1)	Equity acceleration calculated based on equity awards outstanding as of December 31, 2024 and share price as of December 31, 2024.
(2)
The accrual balance under the Salary Continuation Plan, at December 31, 2024, is shown above under the heading “Deferred Compensation (Salary Continuation Plan)” and “Nonqualified Deferred Compensation.”

Change in Control
The following table sets forth the total cost that the Company would have incurred and the payments the NEOs would have received in connection with a change in control:

Name	Cash Severance ($)	Equity Award Acceleration(1) ($)	Salary Continuation Plan(2) ($)	Continued Group Health Plan Coverage ($)	Total Cost of Termination ($)
Curtis C. Griffith	—	292,665	—	—	292,665
Cory T. Newsom	—	525,220	—	—	525,220
Steven B. Crockett	—	435,041	—	—	435,041
Brent A. Bates	—	297,003	—	—	297,003
Paul A. Ehlers	—	302,069	—	—	302,069

(1)	Equity acceleration calculated based on equity awards outstanding as of December 31, 2024 and share price as of December 31, 2024.
(2)
The accrual balance under the Salary Continuation Plan, at December 31, 2024, is shown above under the heading “Deferred Compensation (Salary Continuation Plan)” and “Nonqualified Deferred Compensation.”

Termination Without Cause or Resignation With Good Reason in connection with a Change in Control
The following table sets forth the total cost that the Company would have incurred and the payments the NEOs would have received if the NEO’s employment was terminated by the Company without cause or by the NEO upon a resignation with good reason as of December 31, 2024 in connection with a change in control:

Name	Cash Severance(1) ($)	Equity Award Acceleration(2) ($)	Salary Continuation Plan(3) ($)	Continued Group Health Plan Coverage(4) ($)	Total Cost of Termination ($)
Curtis C. Griffith	1,800,000	292,665	—	86,386	2,179,051
Cory T. Newsom	2,835,000	525,220	4,050,000	57,591	3,417,811
Steven B. Crockett	648,375	435,041	2,000,000	37,320	1,120,736
Brent A. Bates	548,100	297,003	—	40,735	885,838
Paul A. Ehlers	548,100	302,069	806,400	13,481	863,650

(1)	Amounts calculated based on current base salaries and target bonus amounts for 2024.
(2)	Equity acceleration calculated based on equity awards outstanding as of December 31, 2024 and share price as of December 31, 2024.
(3)
The accrual balance under the Salary Continuation Plan, at December 31, 2024, is shown above under the heading “Deferred Compensation (Salary Continuation Plan)” and “Nonqualified Deferred Compensation.” The enhanced benefit amount shown in this table is the total amount of the annual payments that would be payable to each executive, based upon an assumed mortality of age 85. For Mr. Newsom, the annual payment of $150,000 would be made for 27 years once he reaches age 58; for Mr. Crockett, the annual payment of $100,000 would be made for 20 years once he reaches age 65; and for Mr. Ehlers, the annual payment of $40,320 would be made for 20 years once he reaches age 65.

(4)	Calculated based on the monthly premium to continue existing healthcare coverage under COBRA at December 31, 2024.

Pay Versus Performance
The table below is provided in accordance with Item 402(v) of Regulation S-K. This information is being provided for compliance purposes. Neither the Compensation Committee nor the executives of our Company use the information in this table when making compensation decisions.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEO(3) ($)	Average Compensation Actually Paid to Non-PEO NEO(4) ($)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income(7) ($)	Diluted Earnings per Share(8) ($)
2024	2,070,123	2,273,275	803,821	894,901	180.15	143.68	49,717	2.92
2023	2,053,444	1,946,539	1,036,923	1,029,467	174.28	179.71	62,745	3.62
2022	2,082,386	2,056,606	976,528	1,003,955	162.27	115.32	58,240	3.23

(1)	The dollar amounts reported are the amounts of total compensation reported in the “Total” column of our Summary Compensation Table.
(2)
The name of the NEO included for purposes of calculating the amounts for each applicable year is Cory T. Newsom. The dollar amounts reported represent the amount of “compensation actually paid,” as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2024	2,070,123	470,474	673,626	2,273,275
2023	2,053,444	470,500	363,595	1,946,539
2022	2,082,386	470,498	444,718	2,056,606

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in our Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Total Equity Award Adjustments ($)
2024	639,249	31,287	—	3,090	—	—	673,626
2023	531,200	(34,323)	—	(133,282)	—	—	363,595
2022	445,169	(4,853)	—	4,402	—	—	444,718

(3)
The dollar amounts reported represent the average of the amounts reported for our NEOs as a group (excluding our PEO) in the “Total” column of our Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our PEO) included for purposes of calculating the average amounts for each applicable year are Curtis C. Griffith, Steven B. Crockett, Brent A. Bates and Paul A. Ehlers.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	803,821	163,030	254,110	894,901
2023	1,036,923	231,481	224,025	1,029,467
2022	976,528	224,485	251,912	1,003,955

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Total Average Equity Award Adjustments ($)
2024	219,843	41,571	—	(7,304)	—	—	254,110
2023	244,215	3,042	—	(23,232)	—	—	224,025
2022	215,446	31,834	—	4,632	—	—	251,912

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

(6)	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated.
(7)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)
Represents our diluted earnings per share, which we believe represents the most important financial performance measure that was used to link compensation actually paid to our PEO and non-PEO NEOs for the most recent fiscal year to Company performance.

Relationship Between “Compensation Actually Paid” and Performances Measures

PEO Pay Ratio Disclosure
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our PEO to the annual total compensation of our median employee.
Fiscal 2024 Pay Ratio. Our identified median employee had annual total compensation for fiscal 2024 of $44,029. Comparing this to the annual total compensation of our PEO of $2,070,123, our pay ratio was 47:1.
Pay Ratio Methodology. Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the following methodology: We used gross wages as of December 31, 2024 as our consistently applied compensation measure, with respect to all full-time, part-time, temporary and seasonal employees, and then identified a median from this group. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Director Compensation
Our board reviewed non-employee independent director compensation paid by our peers to establish the appropriate mix and amount of compensation payable to our non-employee directors. The following table sets forth information regarding 2024 compensation for each of our non-employee directors, including for director services at the Bank.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Richard D. Campbell	$98,500	$24,975	$—	$—	$—	$14,614	$138,089
Noe G. Valles	$81,000	$24,975	$—	$—	$—	$14,515	$120,490
Kyle R. Wargo	$87,250	$24,975	$—	$—	$—	$14,359	$126,584
LaDana R. Washburn	$81,000	$24,975	$—	$—	$—	$14,736	$120,711

(1)
Grant date fair value, as computed in accordance with ASC Topic 718 and the 2019 Equity Incentive Plan, of stock awards granted during 2024 to each non-employee director based on the per share closing price of the Company’s common stock on the date of grant.

(2)	Includes a tax gross-up related to a holiday gift to the directors in the amount of: $3,215 for Mr. Campbell, $3,193 for Mr. Valles, $3,159 for Mr. Wargo, and $3,242 for Ms. Washburn.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain Relationships
There are no family relationships between any of our directors or executive officers, as defined in Item 401 of Regulation S-K.
Policies and Procedures Regarding Related Person Transactions
Transactions by us or the Bank with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include Section 23A and Section 23B of the Federal Reserve Act and the Board of Governors of the Federal Reserve System’s (the “Federal Reserve”) Regulation W (which governs certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.
In addition, our board has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and the Nasdaq Global Select Market concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Our Audit Committee, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. In determining whether to approve a related person transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related person’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related person, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. Our Related Person Transactions Policy is available on our website at www.spfi.bank.
In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction since January 1, 2024, and each proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeds or will exceed the lesser of (1) $120,000 or (2) 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years; and
•
any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Board Representation Agreement
In June 2011, we entered into a Stock Purchase Agreement with James C. Henry, a principal shareholder of the Company, and his spouse in connection with their purchase of approximately $15.0 million of our common stock in a private placement. Pursuant to that Stock Purchase Agreement, the Company agreed to nominate a representative of the Henrys to serve on the board of each of the Company and the Bank. Richard D. Campbell has served as that board representative since 2011. On March 7, 2019, the Company and the Henrys terminated the Stock Purchase Agreement and entered into a Board Representation Agreement that maintained the Henrys’ right to appoint a representative to our board and to the board of the Bank. Pursuant to the Board Representation Agreement, for so long as the Henrys, or a lineal descendant of the Henrys, or an entity formed for their benefit, holds in aggregate 5.0% or more of our outstanding shares of common stock, the Company must nominate their representative to serve on the board of each of the Company and the Bank, subject to any required regulatory and shareholder approvals.
Private Sales of Subordinated Debt
In December 2018, we conducted an exchange offering pursuant to which we exchanged existing subordinated debt, due 2024, for newly issued ten- and twelve-year subordinated debt, due 2028 and 2030, respectively, and sold additional newly issued subordinated debt. In this offering, Richard D. Campbell, a director, and his spouse exchanged $250,000 in principal amount of existing subordinated debt, due 2024, for $250,000 in principal amount of newly issued debt, due 2030 on the same terms and conditions as offered to other qualified investors. Certain of our directors also participated in the exchange offering in principal amounts less than $120,000 and on the same terms and conditions as offered to other qualified investors.
Stock Repurchases
During 2023 and 2024, the Company had an active stock repurchase program approved by the board of directors of the Company, which provided for the repurchase of common stock through open market purchases or privately negotiated transactions. In 2023, the Company repurchased an aggregate of 210,188 shares of common stock in three private transactions from Mr. Curtis C. Griffith, the Chairman and Chief Executive Officer of the Company, for an aggregate price of approximately $5,580,080. During 2024, the Company repurchased 40,000 shares of common stock for $1,000,000 in a private transaction from Mr. Griffith. The repurchases were approved by the board of directors of the Company, with Mr. Griffith recused. The Company believes that the terms of the transactions were comparable to and no more favorable than the terms that could have been obtained in an arm’s length transaction with an unrelated party.
Other Transactions
The Company has purchased office furniture, fixtures and equipment for various bank locations from 1st Class Solutions, an entity in which Kim Newsom, the wife of Cory T. Newsom, a director and the President of the Company, has a majority ownership interest. Mr. Newsom also owns a minority interest in 1st Class Solutions. The purchases by the Company totaled approximately $22,000 and $406,000 in the years ended December 31, 2024 and 2023, respectively. All purchases from 1st Class Solutions received prior approval of the board of the Bank, with Mr. Newsom abstaining from the vote. We believe the terms of each of the transactions described above are no less favorable to us than we could have obtained from an unaffiliated third party. We expect to continue to engage in similar transactions in the ordinary course of business with our directors, executive officers, principal shareholders and their associates. All related party transactions will be reviewed and approved in accordance with our Related Person Transaction Policy.
Ordinary Banking Relationships
Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with us or the Bank in the ordinary course of business. These transactions include deposits, loans, wealth management products and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by our board in accordance with the Bank’s regulatory requirements.
Cory T. Newsom, our President, has no familial relationship with Mikella D. Newsom, our Chief Risk Officer and Secretary.
As of the date of this proxy, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND
PRINCIPAL SHAREHOLDERS OF THE COMPANY
The following table provides information regarding the beneficial ownership of our common stock as of March 24, 2025 for:
•	each of our directors;
•	each of our NEOs;
•	all of our directors and executive officers as a group; and
•	each shareholder who beneficially owns more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within sixty (60) days. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.
The percentage of beneficial ownership is based on 16,235,647 shares of our common stock outstanding as of March 24, 2025.
Except as indicated below, the address for each shareholder listed in the table below is: South Plains Financial, Inc., 5219 City Bank Parkway, Lubbock, Texas 79407.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Directors and NEOs:
Brent A. Bates(1)	38,193	*%
Richard D. Campbell(2)	1,638,450	10.09%
Steven B. Crockett(3)	202,718	1.24%
Paul A. Ehlers(4)	173,014	1.06%
Curtis C. Griffith(5)	973,396	5.96%
Cory T. Newsom(6)	501,995	3.05%
Noe G. Valles(7)	486,437	3.00%
Kyle R. Wargo(8)	12,837	*%
LaDana R. Washburn(9)	925	*%
Directors & executive officers as a group (10 individuals)	4,131,778	24.58%
Principal shareholders:
Henry TAW LP(10)	1,589,386	9.79%
BlackRock, Inc.(11)	1,330,135	8.19%

*	Represents ownership of less than 1%
(1)	Includes (i) 26,016, shares underlying vested options and (iii) 12,177 nonvested or unreleased shares of restricted stock
(2)
Includes (i) 9,064 shares held individually by Mr. Campbell, (ii) 40,000 shares held by Racham Investment Group LLC, over which Mr. Campbell is a member, and (iii) 1,589,386 shares owned by Henry TAW LP. All of the shares owned by Henry TAW LP are subject to a voting agreement and irrevocable proxy pursuant to which Mr. Campbell exercises voting authority, and includes 1,589,386 shares pledged to J.P. Morgan Chase.

(3)	Includes (i) 70,629 shares held individually by Mr. Crockett, (ii) 120,683, shares underlying vested options, and (iii) 11,406 nonvested or unreleased shares of restricted stock.
(4)	Includes (i) 70,236 shares held individually by Mr. Ehlers, (ii) 90,447, shares underlying vested options, and (iii) 12,331 nonvested or unreleased shares of restricted stock.
(5)
Includes (i) 453,565 shares held individually by Mr. Griffith, (ii) 64,000 shares held in the Richard Thomas White 2021 Trust, over which Mr. Griffith serves as trustee, (iii) 87,000 shares held in the Birdie Lucille White 2021 Trust, over which Mr. Griffith serves as trustee, (iv) 87,000 shares held in the William Hogan White 2021 Trust, over which Mr. Griffith serves as trustee, (v) 87,000 shares held in the Sydney Suzanne Griffith 2021 Trust, over which Mr. Griffith serves as trustee, (vi) 87,000 shares held in the Johnathan Brockway Griffith 2021 Trust, over which Mr. Griffith serves as trustee, (vii) 104,156 shares underlying options that are vested or will be vested within 60 days, and (viii) 3,675 nonvested shares of restricted stock. Includes 350,000 shares pledged as security for personal loans. Does not include (i) 435,000 shares that are held in the Curtis C. Griffith 2021 Irrevocable Trust, over which Mr. Griffith’s spouse serves as trustee, which Mr. Griffith has disclaimed beneficial ownership, and (ii) 46,350 shares owned directly by Mr. Griffith’s spouse, which Mr. Griffith has disclaimed beneficial ownership.
(6)
Includes (i) 277,865 shares held individually by Mr. Newsom, (ii) 216,137 shares underlying options that are vested or will be vested within 60 days, (iii) 7,350 nonvested shares of restricted stock, and (iv) 643 shares held by Mr. Newsom’s spouse. Includes 145,500 pledged shares as security for personal loans.

(7)	Includes (i) 486,437 shares held individually by Mr. Valles.
(8)	Includes (i) 12,837 shares held individually by Mr. Wargo.
(9)	Includes (i) 925 shares held individually by Ms. Washburn.
(10)
All of the 1,589,386 shares held by Henry TAW LP, located at 3525 Andrews Hwy., Midland, Texas 79703, are subject to a voting agreement and irrevocable proxy pursuant to which Richard D. Campbell exercises voting authority.

(11)
Based on information as of December 31, 2024, obtained from a Schedule 13F filed with the SEC on or about February 7, 2025, by BlackRock, Inc., located at 50 Hudson Yards, New York, New York 10001 (“BlackRock”). BlackRock reported in its Schedule 13F that it has sole voting power over 1,272,512 shares, sole dispositive power over 1,330,135 shares and no shared voting power or shared dispositive power over 57,623 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in BlackRock’s Schedule 13F.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.
The Audit Committee operates pursuant to a written charter adopted March 6, 2019, a current version of the Audit Committee Charter can be accessed on our website https://www.spfi.bank/corporate-governance/documents-charters. Each member of the Audit Committee (1) is an independent director under Nasdaq Stock Market rules, (2) satisfies the additional independence standards under applicable SEC rules for Audit Committee service, and (3) has the ability to read and understand fundamental financial statements. Consistent with the Audit Committee’s charter, the primary purposes of the Audit Committee are to oversee the financial reporting processes of the Company and the audits of the Company’s financial statements and, in that regard, assist the board in its oversight of: (i) the performance of the Company’s independent registered public accounting firm that audits and reports on the Company’s consolidated financial statements; (ii) the internal audit function; (iii) the integrity of the Company’s financial statements; and (iv) the system of internal controls of the Company. The Audit Committee relies on (i) the integrity of those persons and organizations within and outside the Company from which it receives information absent actual knowledge to the contrary, (ii) the accuracy of the financial and other information provided to the Audit Committee absent actual knowledge to the contrary and (iii) statements made by management or third parties as to any information technology and other non-audit services provided by Forvis Mazars, LLP to the Company. In fulfilling its oversight responsibilities, the Audit Committee:
(1)	reviewed and discussed with management the audited financial statements for the year ended December 31, 2024;
(2)
oversaw the annual independent audit of the Company’s financial statements, including the Company’s internal control over financial reporting as required by the Sarbanes Oxley Act, the engagement, compensation, and retention of the independent registered public accounting firm, and the evaluation of the independent registered public accounting firm’s qualifications, independence, and performance;

(3)
discussed with the Company’s independent registered public accounting firm, Forvis Mazars, LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

(4)
received the written disclosures and the letter from Forvis Mazars, LLP required by applicable requirements of the PCAOB regarding Forvis Mazars, LLP’s communications with the Audit Committee concerning independence, and discussed with Forvis Mazars, LLP its independence; and

(5)	reviewed and discussed the adequacy of the internal controls of the Company with management and the internal audit department.
The board has adopted a written Whistleblower Policy that is intended to encourage our employees to bring to the attention of management and the Audit Committee any complaints regarding the integrity of our internal financial controls or the accuracy or completeness of financial or other information related to our financial statements. A current version of the Whistleblower Policy can be accessed on our website https://www.spfi.bank/corporate-governance/documents-charters.
Based on the review and discussions referred to above, the Audit Committee recommended to the board that the audited financial statements for the year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
Submitted by the Audit Committee of the board:

Kyle R. Wargo (Audit Committee Chairman)
Richard D. Campbell
Noe G. Valles
LaDana R. Washburn

INDEPENDENT AUDITORS
The Audit Committee has recommended, and the board appointed, Forvis Mazars, LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2025 fiscal year. Forvis Mazars, LLP served as our independent auditors for the 2024 fiscal year and reported on the Company’s consolidated financial statements for that year.
Audit Committee Pre-Approval
The Charter of the Audit Committee provides the Audit Committee with the authority to pre-approve, or to adopt appropriate procedures to pre-approve, all auditing services (which, if applicable, may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by its independent auditors. In addition, the Audit Committee has the authority to pre-approve the Company’s independent auditors’ annual engagement letter, including the proposed fees and terms contained therein.
Fees Billed by Independent Registered Public Accounting Firm
The Audit Committee has reviewed the following audit and non-audit fees billed to the Company by Forvis Mazars, LLP for 2024 and 2023 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence, and concluded that such fees did not impair Forvis Mazars, LLP’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Forvis Mazars, LLP for the benefit of the Company before the services are performed, including all of the services described under “Audit Fees” and “Audit-Related Fees,” “Tax Fees” and “All Other Fees” below. The Audit Committee has pre-approved all of the services provided by Forvis Mazars, LLP to the Company in accordance with the policies and procedures described in the section titled “—Audit Committee Pre-Approval.”

	For the Years Ended December 31,
	2024	2023
Audit Fees	$570,536	$508,665
Audit-Related Fees	19,425	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$589,961	$508,665

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING
If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2026 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office no later than December 11, 2025 unless the date of the Company’s 2026 annual meeting of shareholders is changed by more than 30 days from May 20, 2026 (the one-year anniversary date of the 2025 annual meeting), in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.
In addition, our bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting, including nominations of persons for election to the board, notice must be received by the Secretary of the Company at the address below not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting; provided, however, that in the event less than thirty (30) days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder(s) to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such disclosure was made.
All notices to us must also provide certain information set forth in the Company’s bylaws. A copy of the Company’s bylaws may be obtained upon written request to the Secretary of the Company.
All shareholder proposals and nominations should be submitted to the Secretary of the Company at South Plains Financial, Inc., 5219 City Bank Parkway, Lubbock, Texas 79407, Attention: Corporate Secretary.

OTHER MATTERS
The board does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.
You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors
Curtis C. Griffith
Curtis C. Griffith
Chairman and Chief Executive Officer

Lubbock, Texas
April 9, 2025

South Plains Financial, Inc.

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O SOUTH PLAINS FINANCIAL, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 19, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SPFI2025**

You may attend the meeting via the internet and vote during the meeting. Please have your sixteen-digit control number included with this proxy and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 19, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69302-P25975 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOUTH PLAINS FINANCIAL, INC. (THE "COMPANY")

The Board of Directors of the Company recommends you vote "FOR" the following:

Nominees:	For	Against	Abstain
1a. Curtis C. Griffith	☐	☐	☐
1b. Kyle R. Wargo	☐	☐	☐

The Board of Directors of the Company recommends you vote "FOR" the following:

The Board of Directors of the Company recommends you vote "FOR" the following:

The Board of Directors of the Company recommends you vote "1 Year" on the following:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V69303-P25975

SOUTH PLAINS FINANCIAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) hereby appoint(s) Curtis C. Griffith and Cory T. Newsom, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of South Plains Financial, Inc. that the undersigned shareholder(s) is/are entitled to vote at the 2025 Annual Meeting of Shareholders to be held solely by means of remote communications at 2:00 p.m., Central Time, on Tuesday, May 20, 2025, and any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS 1, 2, 3 AND 5 AND "1 YEAR" ON THE PROPOSAL 4 LISTED ON THE REVERSE SIDE OF THIS PROXY.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE